UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
SCHEDULE 14A INFORMATION
____________________________________________
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Materials Pursuant to sec. 240.14a-12
____________________________________________
Avid Technology, Inc.
(Exact Name of Registrant as Specified in Its Charter)
 ____________________________________________

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March 30, 2017
Dear Stockholder,
I am pleased to invite you to attend the 2017 Annual Meeting of Stockholders of Avid Technology, Inc. The annual meeting will be held on May 9, 2017, at 8:00 a.m. local time, at 75 Network Drive, Burlington, Massachusetts.
You will find information regarding the business to be conducted at the annual meeting in our notice of annual meeting and proxy statement. Stockholders will receive a notice of Internet availability of the proxy materials instead of a printed copy of the proxy materials. The notice of Internet availability includes instructions for accessing the proxy materials over the Internet or requesting a printed copy of the proxy materials by mail or an electronic copy by email.
Your vote is important regardless of the number of shares that you own. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and vote by proxy through the Internet or request, sign and return your proxy card by mail as soon as possible so that your shares may be represented at the meeting. Voting by proxy will not affect your right to attend the annual meeting and vote in person should you so choose.
If your shares are held by a broker, your broker cannot vote your shares for non-routine matters, including the election of directors, the proposed approval of an increase in the shares authorized for issuance under our 2014 Stock Incentive Plan, and the advisory votes on 2016 executive compensation and the frequency of future advisory votes on executive compensation, unless you provide voting instructions. Therefore, if your shares are held by a broker, please instruct your broker regarding how to vote your shares on these non-routine matters. This will ensure that your shares are counted with respect to these matters.
On behalf of the board of directors, I would like to express our appreciation for your investment in our company. I look forward to greeting many of you at the annual meeting.
Sincerely,
Louis Hernandez, Jr.
Chairman and Chief Executive Officer

AVID TECHNOLOGY, INC.
75 Network Drive
Burlington, MA 01803
_________________________________
NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
_________________________________
NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of Avid Technology, Inc., a Delaware corporation (the "company"), will be held on May 9, 2017 at 8:00 a.m. local time, at 75 Network Drive, Burlington, Massachusetts (together with adjournments or postponements thereof, the "annual meeting"):

1.
to elect two Class III directors, each to serve until our 2020 annual meeting of stockholders and, as to each, until a successor is duly elected and qualified, or until earlier death, resignation or removal of the director;

2.	to approve, by a non-binding advisory vote, the selection of BDO USA, LLP as our independent registered public accounting firm for the company’s fiscal year ending December 31, 2017;

3.	to approve an amendment to the company's 2014 Stock Incentive Plan for an increase in shares authorized for issuance under the 2014 Stock Incentive Plan;

4.	to approve, by a non-binding, advisory vote, the 2016 compensation paid to the company's named executive officers; and

5.	to provide a non-binding, advisory vote on the frequency of future stockholder advisory votes on executive compensation.
We also will transact any other business that may properly come before the annual meeting or at any adjournments or postponements of the annual meeting.
We have selected March 10, 2017 as the record date for determining the stockholders entitled to notice of the annual meeting and to vote at the annual meeting and at any adjournments or postponements of the annual meeting.

By Order of our Board of Directors,
Jason A. Duva
Corporate Secretary
Burlington, Massachusetts
March 30, 2017

AVID TECHNOLOGY, INC.
75 Network Drive
Burlington, Massachusetts 01803
________________________________
PROXY STATEMENT
ANNUAL MEETING
May 9, 2017
_________________________________
INFORMATION ABOUT PROXY MATERIALS, THE ANNUAL MEETING AND VOTING
Why am I receiving these materials?
On or about March 30, 2017, we have made these materials available to you on the Internet and, upon your request, have delivered printed versions of these materials to you by mail or electronic copies to you by email, in connection with the solicitation of proxies by our board of directors for use at our 2017 Annual Meeting of Stockholders to be held on May 9, 2017 at 8:00 a.m. local time, and at any postponement(s) or adjournment(s) of the annual meeting. The annual meeting will be held at 75 Network Drive, Burlington, Massachusetts. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card or submit your proxy through the Internet according to the instructions contained in the notice of Internet availability or the proxy card.
What is included in these materials?
These materials include:

•	this proxy statement (including the Notice of 2017 Annual Meeting of Stockholders);

•	our Annual Report to Stockholders for the year ended December 31, 2016; and

•	a proxy card.
What items will be voted on at the annual meeting?
Stockholders will vote on the following items at the annual meeting:

Proposal One:	the election to the board of directors of the two nominees named in this proxy statement as Class III Directors;

Proposal Two:	ratification, by a non-binding advisory vote, of the appointment of BDO USA, LLP as our independent registered public accounting firm for the company’s fiscal year ending December 31, 2017;

Proposal Three:	approval of an amendment to the company's 2014 Stock Incentive Plan for an increase in shares authorized for issuance under the 2014 Stock Incentive Plan;

Proposal Four:	an advisory vote on the 2016 compensation paid to our named executive officers; and
Proposal Five: an advisory vote on the frequency of future stockholder advisory votes on executive compensation.
We are not aware of any other matters to be presented at our annual meeting. However, if any other matters are properly presented, the persons designated as proxies intend to vote, or otherwise act, on those matters in accordance with their judgment.
What are the voting recommendations of the board of directors?
The board recommends that you vote your shares:

•	“FOR” each of the nominees to the board of directors named in this proxy statement (Proposal No. 1);

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“FOR” the ratification, by a non-binding advisory vote, of the appointment of BDO USA, LLP as our independent registered public accounting firm for the company’s fiscal year ending December 31, 2017 (Proposal No. 2);

•	"FOR” the amendment to our 2014 Stock Incentive Plan for the increase in shares authorized for issuance under the 2014 Stock Incentive Plan (Proposal No. 3);

•	“FOR” advisory approval of the 2016 compensation paid to our named executive officers (Proposal No. 4); and

•	"FOR" a frequency of "every one year" for future stockholder advisory votes on executive compensation (Proposal No. 5).
What is the voting requirement to approve each of the proposals?

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Election of Directors (Proposal No. 1). To be elected, directors must receive a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Prior to the election, each director nominee currently serving on our board delivered to the board of directors an irrevocable resignation that will become effective if (i) he or she does not receive a majority of the votes cast (with “abstentions” and “broker non-votes” not counted as a vote “for” or “against” such nominee’s election) and (ii) within 90 days following certification of the stockholder vote, the board determines to accept such resignation in accordance with our corporate governance guidelines. We will publicly disclose any such decision by the board of directors with regard to any director’s resignation.

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Other Matters. Under our Amended and Restated By-Laws, the affirmative vote of the holders of a majority of the votes cast will be required for approval of the ratification by a non-binding advisory vote of the selection of the independent registered public accounting firm (Proposal No. 2), approval of an amendment to our 2014 Stock Incentive Plan under which to increase in the shares authorized for issuance under the 2014 Stock Incentive Plan (Proposal No. 3), and advisory approval of the 2016 compensation paid to our named executive officers (Proposal No. 4). With respect to Proposal 5 (advisory vote on the frequency of future advisory votes on executive compensation), we will consider the frequency option receiving the highest number of votes cast by stockholders to be the option recommended by stockholders. For proposals 2, 3, 4 and 5, abstentions and broker non-votes are not included in the number of votes cast and therefore have no effect on the vote on such proposal. While the advisory votes on our company’s 2016 executive compensation and on the frequency of future stockholder advisory votes on executive compensation are required by law, they will not be binding on us or our board of directors.  However, the compensation committee of our board of directors will take into account the outcome of these votes when considering future executive compensation decisions and holding future stockholder advisory votes on executive compensation.

Who may vote at the annual meeting?
Only stockholders of record as of the close of business on March 10, 2017, the record date, are entitled to receive notice of, to attend and to vote at the annual meeting. As of the record date, there were 40,959,268 shares of our common stock, $0.01 par value per share, issued and outstanding. Stockholders are entitled to one vote per share.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
In certain sections of this proxy statement, we distinguish between stockholders of record and beneficial owners. Most of our stockholders are beneficial owners of shares held in street name.

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Stockholders of Record. If your shares are held in your name with our transfer agent, Computershare, you are considered the “stockholder of record” of those shares. As a stockholder of record, you are receiving the notice of Internet availability or, as applicable, a printed or electronic copy of the proxy materials directly from us.

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Beneficial Owners of Shares Held in Street Name. If your shares are held in a brokerage account or by another custodian, you are considered the “beneficial owner” of those shares and the shares are held in “street name” by the broker or custodian, which is the stockholder of record. As a beneficial owner, your broker or custodian will forward to you the notice of Internet availability or, as applicable, a printed or electronic copy of the proxy materials.

How do I vote?
There are three ways to vote your shares:

•	Over the Internet. You may submit your vote over the Internet any time prior to 11:59 p.m. ET on May 8, 2017 by following the instructions on the notice of Internet availability or proxy card.

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By Mail. You may submit your vote by mail by following the instructions on the proxy card. Please allow sufficient time for mailing as only proxy cards received by us prior to the annual meeting will be deemed valid and counted.

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In Person. All stockholders of record may vote in person at the annual meeting. We will give you a ballot when you arrive. Please note, however, that if you are a beneficial owner of shares held in street name, in order to vote your shares in person at the annual meeting, you must obtain a legal proxy from the stockholder of record (which is your broker or custodian) that authorizes you to do so.

If you receive more than one notice of Internet availability or multiple printed copies of the proxy materials (including multiple proxy cards), in order to vote all of your shares by proxy, you must return each proxy card or separately vote over the Internet all the shares owned by you. You may receive multiple copies of the proxy materials if, for example, you hold shares in more than one brokerage account or you are a stockholder of record and hold shares registered in more than one name.
How are proxies voted?
All shares represented by valid proxies received prior to the annual meeting will be voted and, where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.
What happens if I do not return my proxy?

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Stockholders of Record. If you are a stockholder of record and do not vote over the Internet, by mailing your proxy card or by delivering your proxy to the annual meeting, your shares will not be voted unless you appear in person (or are legally represented) and vote your shares by ballot at the annual meeting.

•	Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not vote over the Internet or by mailing your proxy card, under the rules of various securities exchanges, the broker or custodian that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If your broker or custodian that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker or custodian will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares; this is referred to as a “broker non-vote.” A broker non-vote may also result if your broker or custodian may, but opts not to, vote your shares on a routine matter for which you have not given instructions.
What happens if I submit my vote by proxy but do not give specific voting instructions with respect to a particular proposal?
As a stockholder of record, whether you vote over the Internet or by mailing your proxy card, if you sign and return your proxy card without giving specific voting instructions with respect to a particular proposal, the persons designated by us as proxies will vote your shares as recommended by our board of directors.
Which proposals are considered “routine” or “non-routine”?

•	Election of Directors (Proposal No. 1). The election of directors is considered a non-routine matter under applicable rules;

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Ratification of the Appointment of BDO USA, LLP (Proposal No. 2). The ratification by a non-binding advisory vote of the appointment of BDO USA, LLP as our independent registered public accounting firm for the company's fiscal year ending December 31, 2017 is considered a routine matter under applicable rules;

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Approval of an Amendment to our 2014 Stock Incentive Plan (Proposal No. 3). The approval of an amendment to our 2014 Stock Incentive Plan for an increase in authorized shares for issuance under the 2014 Stock Incentive Plan is considered a non-routine matter under applicable rules;

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Advisory Vote to Approve 2016 Compensation Paid to Named Executive Officers (Proposal No. 4). The advisory vote to approve our company’s 2016 executive compensation is considered a non-routine matter under applicable rules; and

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Advisory Vote on the Frequency of Future Stockholder Advisory Votes on Executive Compensation (Proposal No. 5). The advisory vote on the frequency of future stockholder advisory votes on our company’s executive compensation is considered a non-routine matter under applicable rules.

Therefore, unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on Proposals 1, 3, 4 or 5. Because Proposal 2, regarding the ratification of the appointment of our independent registered public accounting firm by a non-binding advisory vote, is considered a routine matter, brokers are permitted to vote shares held by them without instruction from beneficial owners.
How are abstentions and broker non-votes treated?
Abstentions and broker non-votes will not be counted as shares voting on any proposal. Assuming the presence of a quorum, abstentions and broker non-votes will not affect the voting on any of the proposals under consideration by stockholders. Abstentions and broker non-votes will, however, as stated above, be counted as present and entitled to vote for purposes of determining whether a quorum is present at the annual meeting.
Can I change my vote after I have voted?
If you vote your shares by proxy, you may revoke your proxy at any time before its exercise by re-voting over the Internet, submitting a subsequently dated proxy card, delivering a written revocation to our Corporate Secretary at our principal offices in Burlington, Massachusetts, or voting in person at the annual meeting. If you submit multiple proxies, the last proxy received by us will be the proxy used for purposes of the annual meeting. Voting by proxy will not affect your right to attend the annual meeting and vote in person should you so choose.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
What is the quorum requirement for the annual meeting?
The holders of a majority of the shares of our issued and outstanding common stock entitled to vote at the annual meeting constitute a quorum. Shares of common stock represented in person or by proxy (including shares that abstain or do not vote for any reason with respect to one or more of the proposals presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the annual meeting. If a quorum is not present, the annual meeting will be adjourned or postponed until a quorum is obtained.
Who will serve as the inspector of election?
Tom Fitzsimmons, Vice President of Financial Planning and Analysis, or such other person as duly appointed by the Corporate Secretary of the company, to whom the board has delegated such authority, will serve as the inspector of election.
Where can I find the voting results of the annual meeting?
The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by the inspector of election and reported on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission, or SEC, by May 15, 2017.
How do I receive a paper copy of the proxy materials?
If you prefer to receive paper copies of the proxy materials, you can still do so. You may request a paper copy by following the instructions provided in the Notice of Internet Availability. The Notice of Internet Availability also provides you with instructions on how to request paper copies of the proxy materials on an ongoing basis. There is no charge to receive the materials by mail. You may request printed copies of the materials until one year after the date of the annual meeting.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about March 30, 2017, we have mailed to our stockholders of record as of March 10, 2017 (other than those who previously requested electronic or paper delivery on an ongoing basis) a notice of Internet availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. All stockholders will have the ability to access our proxy materials on the website referred to in the notice of Internet availability or request a printed set of the proxy materials. The notice of Internet availability also instructs you on how to access your proxy card to vote through the Internet. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.
Who is paying for the cost of our proxy solicitation?
We will bear all costs for our solicitation of proxies. Our directors, officers and certain of our employees may solicit proxies by mail, telephone, email, facsimile or personally without additional compensation. Additionally, we have retained Innisfree M&A Incorporated to aid in soliciting votes for the annual meeting for a fee of $20,000 plus reasonable expenses. We are requesting that brokers and custodians forward the notice of Internet availability or, as applicable, printed copies of the proxy materials to stockholders for whom they hold shares. We will reimburse these entities for their reasonable out-of-pocket distribution expenses.

Where can I direct any questions regarding the solicitation of votes?
Please direct any questions regarding the solicitation of votes in connection with our 2017 Annual Meeting of Stockholders to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022. Stockholders, please call (888) 750-5834. Banks and brokerage firms, please call (212) 750-5833.
What is the deadline to propose actions for consideration at the 2018 Annual Meeting of Stockholders?
In order for a stockholder proposal to be eligible to be included in our proxy statement and proxy card for the 2018 Annual Meeting of Stockholders, the proposal must be submitted to our Corporate Secretary at our principal offices in Burlington, Massachusetts, on or before November 30, 2017, and concern a matter that may be properly considered and acted upon at the annual meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act").
Under the advance notice provisions in our Amended and Restated By-Laws, stockholders are required to provide notice to our Corporate Secretary at our principal offices in Burlington, Massachusetts, of the nomination of directors or to introduce an item of business at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of our prior annual meeting. However, if our annual meeting is called for a date that is not within 25 days before or after the anniversary date of the prior year's annual meeting, notice by the stockholder must be received no later than the close of business on the tenth day following the earlier of either the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. For further information about our director nomination process, please see "Director Nomination Process" below.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 9, 2017:

THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:
www.proxyvote.com

PROPOSAL 1 - ELECTION OF DIRECTORS
Proposal Summary
The first proposal for consideration at our annual meeting is the election of the two director nominees named in this proxy statement. Our board of directors is divided into three classes, designated as Class I, Class II and Class III directors, with one class elected each year.
Members of each class hold office for a three-year term. Our board of directors currently consists of eight members, three of whom are Class I directors, three of whom are Class II directors and two of whom are Class III directors.
Class III Director Nominees. Our board of directors has, upon the recommendation of our nominating and governance committee, nominated one current Class III director, Elizabeth M. Daley, for re-election as a Class III director at our annual meeting, and nominated John P. Wallace for election as a Class III director at our annual meeting. Information about each director nominee is provided below. If elected, each director nominee for Class III will serve as a director until our 2020 annual meeting of stockholders and his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Each Class III director nominee has indicated his or her willingness to serve if elected, but if any of the nominees should be unable or unwilling to serve, proxies may be voted for substitute nominee(s) designated by our board of directors. Youngme E. Moon, a current Class III director, is not standing for re-election.
Under our Amended and Restated By-Laws, directors in non-contested elections are elected by an affirmative majority of votes cast. You can vote “for” or “against” a nominee, or you may “abstain” from voting with respect to a nominee, however, an abstention will not count as a vote cast in the election.
Board Recommendation
Our board of directors recommends that our stockholders vote FOR the election of Dr. Daley and Mr. Wallace.
Nominees for Class III Directors for the Three-Year Term That Will Expire at our Annual Meeting in 2020
Set forth below is information regarding each director nominee, including his or her age as of March 30, 2017 and information about his or her specific experience, qualifications, attributes or skills that led the board to conclude that he or she should serve as a director of Avid.
Dr. Daley is an invaluable, active and engaged member of the board and brings important insight to our company. We believe that it is valuable to have some continuity on our board of directors as we continue to execute on our transformation strategy, while also supplementing the board with new members who complement the existing board members' knowledge and contributions.
Elizabeth M. Daley, 74, became a director in February 2005. Dr. Daley has been Dean of the School of Cinematic Arts at the University of Southern California since 1991. Dr. Daley has extensive management and leadership experience, which includes her over 20 years of experience as Dean of the University of Southern California School of Cinematic Arts, one of the most prestigious and influential film schools in the world. Dr. Daley is embedded into the media and production sectors and brings to our board truly unique insights into the film industry, our education market, the future of digital media, emerging trends in digital media and the needs of our customers. Dr. Daley is one of the most widely recognized and respected women in our industry. She has been honored by American Women in Radio and Television and received the Women in Film Business Leadership Award, acknowledging extraordinary contributions by women behind the camera. Dr. Daley is an active and engaged board member, who makes frequent and valuable contributions to board discussions and decisions, and is a valued member of our nominating and governance committee and compensation committee. Under the company's corporate governance guidelines, any director nominee should normally be able to serve for at least one full term before reaching the age of 75. In recognition of Dr. Daley's continued contributions to the board and, in particular, her continued role as the Dean of the School of Cinematic Arts at the University of Southern California and her influence and recognition in our industry, the board has previously voted to waive the age restrictions under the company’s corporate governance guidelines and recommends the re-election of Dr. Daley as a Class III Director. All members of our board are required to offer their resignation upon a change in employment.
John P. Wallace, 51, has been nominated for election to our board of directors upon the recommendation of our nominating and governance committee. Since 2015, Mr. Wallace serves as the President and CEO of Deluxe Entertainment Services Group, Inc., a global provider of digital services and technology solutions for content creation and delivery. Prior to joining Deluxe, Mr. Wallace worked from 1988 to 2015 at NBCUniversal, Inc. is several capacities, including from 2011 to 2015 as the President of Operations and Technical Services for NBCUniversal and from 2008 to 2011 as President of the Television Stations Division. He holds a BA in English Literature from Providence College and an MA in political sciences from Montclair State University. Mr. Wallace is an accomplished senior media executive with a 25-plus year track record of successful strategic and tactical operations leadership.

CONTINUING DIRECTORS
Set forth below is information regarding each continuing director, including his or her age as of March 30, 2017 and information about his or her specific experience, qualifications, attributes or skills that led the board to conclude that he or she should serve as a director of Avid.
Class I Directors (terms to expire at our 2018 annual meeting)
Nancy Hawthorne, 65, became a director in October 1997 and served as our lead independent director from January 2008 to December 2011, and assumed that role again in October 2014. Ms. Hawthorne has been a Partner of Hawthorne Financial Advisors, a financial advisory and investment firm, since June 2014. Previously, Ms. Hawthorne served as Chair and Chief Executive Officer of Clerestory, LLC; Chief Executive Officer and Managing Partner of Hawthorne, Krauss & Associates, LLC, a provider of consulting services to corporate management; and as Executive Vice President and Chief Financial Officer and Treasurer of Continental Cablevision. Ms. Hawthorne also serves as lead director and member of the audit committee, and nominating and governance committee of the Metropolitan Series Fund, Inc.; as a director and member of the audit committee of Charles River Associates; and as director and member of the nominating and governance committee and audit committee of THL Credit, Inc. As a former senior executive at Continental Cablevision and MediaOne, Ms. Hawthorne brings deep industry expertise to Avid's board, especially on the distribution side of the value chain. Ms. Hawthorne’s financial management and outside board experience enhance her contributions to our board. She also brings a broad understanding of corporate governance and risk management to the board, which helps our board understand and focus on critical issues in these areas. Additionally, her financial expertise and experience qualify her as an audit committee financial expert. Ms. Hawthorne brings valuable insight in her role as lead independent director, chair of our audit committee and a financial expert. Ms. Hawthorne also offers a unique perspective, having served as our interim CEO from July to December 2007.
John H. Park, 49, served as a director from June 2007 to June 2011 and was reelected to our board in May 2012. Since November 2012, Mr. Park has been a partner at the investment management firms of Jackson Park Capital, LLC and Jackson Park Advisors, LLC. Mr. Park was a partner of Blum Capital Partners, L.P., a private equity firm and an Avid investor, from May 2004 to November 2012. Prior to joining Blum Capital Partners, Mr. Park spent 11 years with Columbia Wanger Asset Management, L.P. where he was a partner and the Portfolio Manager of the Columbia Acorn Select Fund and a Co-Portfolio Manager of the Columbia Acorn Fund. Mr. Park has also in the past served as a director of eResearch Technology, Inc. and GlenRose Instruments, Inc. Our board believes it benefits from Mr. Park’s demonstrated business acumen gained through extensive private equity and fund investment experience, prior experience on other public company boards of directors and participation in corporate turn-around efforts. As a professional investor, he also provides valuable insight into our investor relations strategy, executive compensation, performance measurement and other governance matters. With this experience, Mr. Park is also a valued member of our compensation committee and chair of our nominating and governance committee.
Peter Westley, 53, became a director in January 2016. Mr. Westley is a partner at Blum Capital Partners, L.P., a leading investment firm that is our largest stockholder. Mr. Westley has been a partner at Blum Capital Partners since 2012 and has nearly 30 years of experience in financial services working with media and technology companies. He sits on the board and the audit committee of Payless Holdings, LLC and is an alternate member of the board of Xtralis Group Holdings Limited, in both of which Blum Capital Partners has a significant investment stake. His prior experience includes serving as a managing director in the Technology and Media Groups at Salomon Smith Barney, partner and head of the media and internet investment banking at ThinkEquity Partners, LLC, and managing director and head of media and internet banking at North Point Advisors. Our board benefits from Mr. Westley's 30 years of experience in financial services working with media and technology companies and he brings financial expertise, industry knowledge and leadership experience that the board believes will add new perspective to the board and amplify the company's capability to provide greater value to stockholders. We also benefit from the stockholder perspective he lends as a partner of Blum Capital Partners, L.P. His experience and background qualify him as an audit committee financial expert and he currently serves as a valued member on our audit committee.
Class II Directors (terms to expire at our 2019 annual meeting)
Robert M. Bakish, 53, became a director in October 2009. Mr. Bakish is currently the President & CEO of Viacom Inc. to which he was appointed to in December 2016; prior to that he was Acting President and CEO of Viacom Inc. from November 2016 to December 2016; prior to that he was President and CEO of Viacom International Media Networks, a division of Viacom Inc., since January 2010. Mr. Bakish is also chairman of the board of Viacom 18 (Viacom’s Indian joint venture). From January 2007 to January 2010, Mr. Bakish served as the President of MTV Networks International, another division of Viacom. From July 2004 to January 2007, Mr. Bakish was Executive Vice President, Operations, of Viacom Enterprises, a subsidiary of Viacom. Prior to that, he served as MTV Networks’ Executive Vice President and Chief Operating Officer, Advertising Sales and was chairman of the Cable Television Advertising Bureau. Previously, Mr. Bakish was a partner with Booz Allen & Hamilton in its Media and Entertainment practice. Mr. Bakish's extensive experience at Viacom gives him unique insights into the broadcast industry and international markets. He brings a strong commercial perspective and voice of the customer to Avid's board. This has been very valuable as Avid is implementing its long-term transformational strategy to adapt to the rapidly changing media industry. The board also values his expertise in strategic planning and business development as well as in his role, since 2011, as the chair of our compensation committee.
Paula E. Boggs, 57, became a director in July 2015. Ms. Boggs is the founder and owner of Boggs Media, LLC. Since 2013, she has been a member of the President's Committee for the Arts and the Humanities, and was previously a member of the White House Council for Community Solutions from 2010 to 2012. A former executive at the Starbucks Coffee Company, she led the global law department of Starbucks from 2002 to 2012, and was corporate Secretary of the Starbucks Foundation. Prior to that, Ms. Boggs was a Vice President of legal for products, operations and information technology at Dell Computer Corporation from 1997 to 2002 and also held the role of Senior Deputy General Counsel starting in June 1997. Before joining Dell, Ms. Boggs was a partner with the law firm of Preston Gates & Ellis LLP from 1995 to 1997. She is currently a member of The Johns Hopkins University Board of Trustees and National Advisory Board of its Peabody Institute, as well as Secretary of the Board of KEXP Radio, an affiliate of National Public Radio and the University of Washington. Ms. Boggs is also a voting member of the National Academy of Recording Arts and Sciences. The board believes that Ms. Boggs's extensive governance experience is important as our company focuses on our governance and internal controls post-restatement. Ms. Boggs also brings important insights into the media sector as a result of her accomplished music career, role as Secretary of the Board of NPR affiliate KEXP Radio, membership of the President's Committee for the Arts and the Humanities, and voting membership of the National Academy of Recording Arts and Sciences. We also benefit from her 17+ years as a Johns Hopkins University Trustee where she chaired the audit committee. Her combination of governance expertise, media sector insights and audit committee experience makes her a particularly valuable addition to our audit committee following the restatement.
Louis Hernandez, Jr., 50, was appointed our President and CEO in February 2013 and Chairman of our board in October 2014. He became a director in February 2008 and served as our lead director from December 2011 until February 2013. Prior to being appointed our President and CEO, Mr. Hernandez served as chairman of Open Solutions Inc., a provider of enterprise-wide enabling technologies for the financial services marketplace, which was acquired in January 2013 by Fiserv, Inc., and as its Chief Executive Officer from 1999 to 2013. Mr. Hernandez previously also served in various executive roles at RoweCom Inc. and U.S. Medical Instruments, Inc. and as a director and member of the audit and compensation committee of Unica Corporation (UNCA), HSBC North America Holdings Inc., HSBC USA Inc. and HSBC Bank USA, N.A. Mr. Hernandez has a proven track record as a growth-oriented technology executive with expertise in operational execution and results-driven performance in a variety of complex technical fields and has been a principal architect of our Avid Everywhere strategy. The board believes that these qualities are particularly valuable in connection with the next steps for our company. On December 5, 2016 Avid appointed Jeff Rosica as President. Mr. Hernandez continues in his role as CEO, in which he brings a unique perspective to the board.

DIRECTOR COMPENSATION
Our company uses a combination of cash and equity-based compensation to attract and retain individuals to serve on our board. We only compensate outside directors for their service on our board. An outside director is a member of our board who is not:

•	an employee of our company or any subsidiary of our company;

•	a significant stockholder, meaning the beneficial owner of 10% or more of our outstanding common stock; or

•	a controlling stockholder, member or partner of a significant stockholder.
During fiscal year 2016 (i) Mr. Hernandez did not qualify as an outside director as he is our CEO; and (ii) Mr. Westley did not qualify as an outside director due to his relationship with Blum Capital Partners, L.P. Accordingly neither received any compensation for their service on our board.
Our board’s outside directors receive cash compensation as set forth below:

	Lead Director	Chair	Other Members
	Retainer	Retainer	Retainer
Board of Directors	$80,000	$80,000(1)	$50,000
Audit Committee	—	26,000	12,000
Compensation Committee	—	18,750	9,000
Nominating and Governance Committee	—	12,500	5,250
Strategy Committee	—	18,750	9,000

(1)	As of Mr. Hernandez's appointment as Chairman of our board in October 2014, no fee is paid for the board chairman position.
In addition to the cash compensation described above, outside directors are entitled to receive equity compensation. Our board reviews equity compensation for outside directors periodically.
Under our 2014 Stock Incentive Plan, we may grant options, restricted stock, restricted stock units, or a combination of these awards upon an outside director’s initial election to our board of directors and annually for his or her continued service on the board. The 2014 Stock Incentive Plan limits the “expected value” of these awards to a dollar amount determined by our compensation consultant based on a review of compensation paid by peer companies; this dollar amount for any award may not exceed $230,000 as of the date of grant. The expected value of an option or SAR is the value of the award on the date of grant, as determined by our board of directors using a reasonable valuation method. The expected value for restricted stock and restricted stock units is the fair market value of our common stock covered by the award on the date of grant.
For years after 2013, stock options granted to outside directors generally vest in full on the first anniversary of the date of grant. Restricted stock and restricted stock units granted to outside directors may not vest before the first anniversary of the date of grant, except in extraordinary circumstances (including a director’s death or disability, a director’s attainment of mandatory retirement age or retirement following at least seven years of service, certain corporate transactions, and other nonrecurring significant events that affect us, a director, or the 2014 Stock Incentive Plan). In May 2016, we made an annual grant to our directors of 19,759 restricted stock units which vests upon the earlier of the date of our annual meeting of stockholders in 2017 or May 31, 2017.

Director Compensation Table for Fiscal Year 2016
The following table sets forth a summary of the compensation we paid to our outside directors for service on our board in 2016.

Name	Fees Earned or Paid in Cash(1)	Restricted Stock Unit Awards(2)	Total
Robert M. Bakish	$77,750	$114,800	$192,550
Paula E. Boggs	$62,000	$114,800	$176,800
Elizabeth M. Daley	$64,505	$114,800	$179,305
Nancy Hawthorne	$114,925	$114,800	$229,725
Youngme E. Moon	$83,000	$114,800	$197,800
John H. Park	$71,674	$114,800	$186,474
George H. Billings (3)	$1,484	$—	$1,484

(1)	Cash amounts included in the table above represent the portion of the annual board/committee member fees and board/committee chair fees earned during our 2016 fiscal year.

(2)
The amount shown represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation, of restricted stock unit awards granted to each of our outside directors in 2016. The grant date fair value represents fair market value less par value of $0.01 per share. The fair market value was determined by multiplying the total number of shares of common stock underlying the restricted stock units by $5.82, the closing price of our common stock on NASDAQ on the grant date, May 17, 2016. As of December 31, 2016, the outside directors held the following vested restricted stock units: Mr. Bakish: 42,276; Mr. Billings: 43,276; Dr. Daley:43,276; Ms. Hawthorne: 43,276; Dr. Moon: 43,276, Mr. Park: 26,276; and Ms. Boggs: 7,424. Please see Note L, “Capital Stock” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 regarding the assumptions and methodologies used to value these restricted stock units.

(3)
Effective January 6, 2016, Mr. Billings retired from the board. Mr. Billings’s decision to retire was amicable and not a result of any disagreement or dispute with the Company or its management. Mr. Billings served on the Board for 12 years.

Stock Ownership Guidelines for Outside Directors
Our board has adopted stock ownership guidelines for outside directors which are intended to further align the interests of our outside directors with those of our stockholders. Under the current guidelines, our outside directors are expected to hold at least 18,000 shares of common stock within three years of becoming an outside director. For purposes of these guidelines, stock ownership includes:

•	stock owned outright, including stock owned jointly with a spouse or separately by a spouse and/or children;

•	shares held in a trust for the economic benefit of the outside director or his or her spouse or children;

•	restricted stock and restricted stock units; and

•	shares underlying fully-vested options.
All of our outside directors who have served on our board for up to three years have met our stock ownership guidelines. See the section of this proxy statement entitled "Beneficial Ownership Information - Security Ownership of Certain Beneficial Owners and Management" for more detailed information on the beneficial ownership of our directors.

EXECUTIVE OFFICERS
Our executive officers are elected annually by the board and serve at the discretion of the board. Our current executive officers and their ages as of March 30, 2017 are as follows:

Executive Officer	Age	Position(s) with our company
Louis Hernandez, Jr.	50	Chairman and Chief Executive Officer
Brian E. Agle	54	Senior Vice President and Chief Financial Officer
Jeff Rosica	55	President
Jason A. Duva	44	General Counsel, Senior Vice President of Strategic Initiatives, Corporate Secretary
Dana Ruzicka	45	Vice President and Chief Product Officer
Louis Hernandez, Jr. is our Chairman and Chief Executive Officer. Please see “Election of Directors” above for Mr. Hernandez’ s biography.
Brian E. Agle joined our company as Senior Vice President and Chief Financial Officer in December 2016. From 2014 until joining the Company, Mr. Agle served as an Operating Advisor at Francisco Partners, a leading global private equity firm focused on technology, and was responsible for leading the finance and accounting best practices across the firm’s more than 30 portfolio companies. From 2008 until 2012, Mr. Agle served as Chief Financial Officer at Rocket Software, an enterprise-software development company, where during his tenure he directed the successful acquisition and integration of several companies and asset purchases. Before joining Rocket, he was Senior Vice President and Chief Financial Officer for Activant Solutions, a business management software company. Previously, Mr. Agle spent fourteen years at Novell Inc. where he operated in several financial leadership roles including Vice President, CFO of Global Field Operations with financial responsibility for the $1 billion business. Mr. Agle began his career with Ernst & Young and is a licensed CPA (inactive) in California, with both a bachelor’s degree in accounting and a master’s of accountancy from Brigham Young University. Mr. Agle is a financial executive with extensive experience leading global financial organizations in technology and software businesses with a history of leading and completing business transformations, which makes him uniquely qualified to serve as our CFO.
Jeff Rosica is our President and joined our company as Senior Vice President of Worldwide Field Operations in January 2013. In January 2016, Mr. Rosica was appointed Senior Vice President, Chief Sales and Marketing Officer and, in December 2016, was appointed President. From early 2002 until joining us, Mr. Rosica served in various capacities with Grass Valley, LLC, a broadcast equipment supplier, most recently as Executive Vice President, Chief Sales and Marketing Officer. Prior to that, Mr. Rosica was Vice President and General Manager of Phillips Broadcast from 1996.
Jason A. Duva is our General Counsel, Senior Vice President of Strategic Initiatives and Corporate Secretary. He served as our Senior Vice President, General Counsel and Corporate Secretary since March 2016. Prior to that, Mr. Duva served as our Vice President, General Counsel and Corporate Secretary since October 2011. Mr. Duva joined Avid in 2005 as Corporate Counsel and from 2008 to 2011 served as Assistant General Counsel. Prior to joining Avid, Mr. Duva worked at the law firm of Testa, Hurwitz & Thibeault LLP, where he represented numerous hardware, software, and entertainment companies, along with individual artists and arts organizations.
Dana Ruzicka has served as our Vice President and Chief Product Officer since August 2015. Mr. Ruzicka has been with the company for more than 20 years. Most recently he managed the company's Tier 3 growth initiative. Prior to that, he was Vice President of Segment Strategy and Planning at Avid.  Mr. Ruzicka has also served in additional senior leadership roles at Avid, including Vice President of Post Solutions and Vice President Strategic Alliances.

GOVERNANCE OF THE COMPANY
We are committed to ensuring high standards of corporate governance. Some examples of this commitment are set forth below:

•	Our board consists of eight members, seven of whom are independent directors within the meaning of NASDAQ’s listing standards.

•	All members of our board’s committees are independent directors.

•	We have an independent lead director.

•
We have corporate governance guidelines that are published on our website at ir.avid.com, which among other things, lay out the responsibilities and qualification standards for directors, the criteria for director nominations, the board meeting process, our directors’ access to officers and employees and independent advisers, and the duties of our chairman and, if applicable, lead independent director.

•
Our corporate governance guidelines also require our directors to (i) limit the number of other public company boards on which they serve so that they are able to devote adequate time to their duties to the company, and (ii) submit their resignation should they lose their current employment position.

•
Our corporate governance guidelines further require that any nominee for director who does not receive a majority vote in an uncontested election must promptly tender his or her resignation to the board, which will consider whether to accept the resignation.

•
We have stock ownership guidelines for our CEO, our other executive officers and our non-employee directors that are described in this proxy statement under “Stock Ownership Guidelines” and “Director Compensation - Stock Ownership Guidelines for Outside Directors.”

•	Our independent directors hold regularly convened meetings without management present.

•	Independent directors approve director nominations and executive officer compensation.

•	Our audit committee reviews and approves all related-party transactions.

•	We have a code of business conduct and ethics which is distributed annually to our employees.

•	Waivers of our code of business conduct and ethics given to our executive officers or directors must be approved by our board of directors and disclosed publicly.
Corporate Governance Guidelines
The board has adopted corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interest of our stockholders, and a code of business conduct and ethics that applies to all of our employees, officers and directors. Our corporate governance guidelines address, among others, the responsibilities and qualification standards for directors (including a policy for holdover directors), the criteria for director nominations, the board meeting process, our directors’ access to officers and employees and independent advisers, and the duties of our chairman and if applicable lead independent director. Our corporate governance guidelines can be accessed from the corporate governance page in the investor relations section of our website at http://ir.avid.com.
Board Leadership Structure
The board oversees our president and chief executive officer and other senior management in the competent and ethical operation of the company and assures that the long-term interests of the stockholders are being served.
The board periodically reviews its leadership structure to determine whether the roles of chairman and chief executive officer should be separated or combined based on its judgment as to the structure that best serves the interests of our company and our stockholders. In October 2014, Mr. Hernandez, our CEO, was appointed chairman of our board. At the same time, Ms. Hawthorne was appointed lead independent director. The board decided to appoint Mr. Hernandez as chairman because it believes that combining the roles increases efficiency and provides strong, centralized leadership for our company. Combining the role of CEO on the one hand and chairman on the other hand allows Mr. Hernandez to leverage his in-depth knowledge of both the operations of the business, as well as the strategic opportunities and challenges facing us. As lead independent director, Ms. Hawthorne brings balance to the board and ensures that the board will continue to provide strong, independent oversight.
The chairman of the board chairs and presides over meetings of the board and serves as a liaison between the directors and management.
Risk Oversight
The Board's Role
The management of risk is an integral part of board deliberations throughout the year. Management is responsible for the day-to-day management of risks our company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. A fundamental part of risk oversight is to understand the risks that we face, the steps management is taking to manage those risks and to assess our appetite for risk. Risk management systems, including our internal auditing procedures, internal controls over financial reporting and corporate compliance programs, are designed in part to inform management about our material risks. The board believes that full and open communication between management and the board are essential for effective risk management and oversight. The board and its committees receive regular presentations from senior management on strategic matters involving our operations and areas of material risk to our company, including operational, financial, legal, regulatory, and strategic risks, among others. The board and its committees also discusses with management strategies, financial performance, legal developments, key challenges and risks and opportunities for our company. The involvement of the board in the oversight of our strategic planning process is a key part of its assessment of the risks inherent in our corporate strategy. Our management uses an enterprise risk management process to identify and assess, and, to the extent practicable, manage and mitigate material risks to our company.
While the board oversees the risk management process, our board’s committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee focuses on financial risk, including the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and governance committee manages risks associated with corporate governance, board organization, membership and structure.
Compensation Risk Assessment
At the compensation committee’s direction, our Vice President of Human Resources and other members of the human resources and finance departments, in conjunction with our inside legal counsel, assisted in a risk assessment of our compensation programs for 2016, including our executive compensation programs. Based on this assessment, we believe that our compensation programs’ design promotes the creation of long-term value and discourages behavior that leads to excessive risk. The compensation committee reviewed and discussed the assessment, and the compensation committee concurred with management’s assessment, that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our business.
Director Independence
Seven of the eight members of our board are “independent” directors, and all of the board’s committees are composed entirely of “independent” directors, as such term is defined in NASDAQ's listing standards. There are no family relationships among any of our directors and executive officers. The board determined that the following directors, all of whom served during 2016, are or were “independent,” according to the above definition: Robert M. Bakish, George H. Billings (who retired from our board on January 6, 2016), Paula E. Boggs, Elizabeth M. Daley, Nancy Hawthorne, Youngme E. Moon, John H. Park and Peter M. Westley. The board also determined that John P. Wallace, whom the board nominated for election as a Class III director, is independent. Mr. Hernandez is not considered independent since he serves as our CEO.
In addition, after having considered relevant factors, including Mr. Westley’s relationship with Avid’s largest stockholder, the board has determined that the audit committee is composed entirely of “independent” directors, as such term is defined in Rule 10A-3 under the Exchange Act, as no member of the audit committee accepts directly or indirectly any consulting, advisory or other compensatory fee from the company other than his or her director compensation, or otherwise has an affiliate relationship with the company. Also, each of the members of the compensation committee qualifies as independent under NASDAQ standards and Rule 10C-1 under the Exchange Act. Under these standards, the board considered that none of the members of the compensation committee accepts directly or indirectly any consulting, advisory or other compensatory fee from the company other than his or her director compensation, and that none has any affiliate relationship with the company or other relationships that would impair the director’s judgment as a member of the compensation committee.
Board Meetings
Our board met eight times and acted by written consent four times in 2016. The non-management directors, all of whom are independent, met in an executive session chaired by the lead independent director at the conclusion of every regularly scheduled board meeting and at such other board and committee meetings as desired by the independent directors. During 2016, each of our directors attended at least 75 percent of the total number of meetings of the board of directors and all committees of the board of directors on which he or she served.
While we encourage our directors to attend our annual meetings of stockholders, we do not have a policy requiring their attendance. All of our then-serving directors attended our 2016 annual meeting of stockholders.
Board Committees
Our board has a standing audit committee, compensation committee, nominating and governance committee and strategy committee. Each committee operates under a charter that has been approved by our board. Each committee reviews its charter periodically and recommends any proposed revisions to our board for approval. The charters of the audit committee, the compensation committee and the nominating and governance committee can be accessed from the corporate governance page in the investor relations section of our website at http://ir.avid.com. Members of each committee are generally elected by our board upon recommendation from our nominating and governance committee. Committee meetings may be called by the chair of a committee or our lead independent director. Each of the committees is authorized to retain independent legal, accounting and other advisors, and to approve compensation for their services.
The table below provides current membership information regarding the board and board committees as of the date of this proxy statement. Each of the committees is comprised solely of independent directors, as defined by NASDAQ listing standards.

Independent Director	Audit	Compensation	Nominating and Governance	Strategy
Robert M. Bakish		Chair		x
Paula E. Boggs	x
Elizabeth M. Daley		x	x
Nancy Hawthorne(1)	Chair			x
Youngme Moon		x	x	Chair
John H. Park		x	Chair
Peter M. Westley	x
(1) In connection with Mr. Hernandez's appointment as chairman of our Board on October 29, 2014, Ms. Hawthorne was appointed lead independent director.
Audit Committee
Our board has determined that each of Ms. Hawthorne and Mr. Westley qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. In addition, our board has determined that the members of our audit committee meet the additional independence criteria required for audit committee membership under Rule 10A-3 under the Exchange Act.
The audit committee’s responsibilities include:

•	appointing, as well as approving the compensation and assessing the independence of, our independent registered public accounting firm;

•
overseeing the work of our independent registered public accounting firm, including reviewing certain reports required to be made to the audit committee by the independent registered public accounting firm;

•	overseeing the work of our internal audit function, including approving the internal audit annual plan submitted by our internal auditors;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	reviewing, approving and ratifying related person transactions;

•	monitoring our internal controls over financial reporting, disclosure controls and procedures; and

•	meeting independently with our internal auditing staff, our independent registered public accounting firm and management.
Our audit committee met eight times and acted by written consent twice in 2016.
Compensation Committee
Our compensation committee oversees the design and development of our executive compensation programs and determines CEO compensation consistent with the overall objectives of the program, as described below. The compensation committee also approves compensation for the other named executive officers (the "other NEOs"). In addition, all members of the compensation committee were independent directors under Rule 10C-1 under the Exchange Act.
The compensation committee’s responsibilities include:

•	administering our executive officer compensation and bonus programs;

•	determining the CEO’s compensation;

•	approving compensation for other NEOs;

•	annually reviewing and approving an appropriate peer group against which executive compensation is compared;

•	annually reviewing and approving corporate financial performance goals and individual performance goals relevant to the compensation of our executive officers;
administering our equity incentive plans and other long-term incentive plans;

•	reviewing and discussing the Compensation Discussion and Analysis and recommending it for board approval;

•	evaluating compensation policies and practices in relation to risk management; and

•	reviewing and making recommendations to our board with respect to director compensation.
Our compensation committee met four times and acted by written consent three times in 2016.
Compensation Committee Interlocks and Insider Participation. No member of the compensation committee is, or has ever been, an officer or employee of the company. Furthermore, during 2016, none of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions) or as a director of another entity where an executive officer of such entity served on our compensation committee or board.
For further information about our processes and procedures for the consideration and determination of executive and director compensation, please see “Executive Compensation - Compensation Discussion and Analysis” below.
Nominating and Governance Committee
The nominating and governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board;

•	recommending to our board persons to be nominated for election as directors and to each of the committees of our board;

•	developing and recommending to our board corporate governance principles; and

•	overseeing an evaluation of our board.
Our nominating and governance committee met four times and acted by written consent once in 2016.
Strategy Committee
The strategy committee’s responsibilities include reviewing, evaluating and making recommendations to our board with regard to potential strategic opportunities. Our strategy committee met twice in 2016.
Director Nomination Process
The process followed by our nominating and governance committee to identify and evaluate director candidates consists of reviewing recommendations from members of our board, search firms that we engage from time to time, and others (including stockholders) and evaluating biographical and background information relating to potential candidates.
In considering whether to recommend a particular candidate for inclusion on our board’s slate of recommended director nominees, including existing directors, our nominating and governance committee considers the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience and commitment to participate as a director, as well as the diversity of our board and conflicts of interest that would impair the candidate’s ability to act in the interests of all stockholders. Our nominating and governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for all prospective nominees. Our corporate governance guidelines also provide that the nominating and governance committee will review with the board the requisite skills and criteria for new board members as well as the composition of the board as a whole, including the consideration of diversity, age, skills, experience, geographic representation, gender, race and national origin, and other experience in the context of the needs of the board. Our nominating and governance committee treats diversity as one of the criteria to be considered by the committee, but has not adopted any formal or informal diversity policy. Our nominating and governance committee believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board to fulfill its responsibilities. Our nominating and governance committee monitors the qualification, composition and diversity of our board through the board evaluation process.
Our Amended and Restated By-Laws require stockholders to provide notice to Avid of the nomination of directors not less than 90 days nor more than 120 days prior to the anniversary date of our prior annual meeting. However, if our annual meeting is called for a date that is not within 25 days before or after the anniversary date of the prior year’s annual meeting, notice by the stockholder must be received no later than the close of business on the tenth day following the earlier of either the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made. If the annual meeting concludes as scheduled on May 9, 2017, notice must be received no earlier than January 9, 2018, nor later than February 8, 2018.
Our Amended and Restated By-Laws require a stockholder proposing a director nomination to accompany the request with certain additional information concerning the stockholder and the nominee(s) proposed, including, among other things, (i) biographical and stock ownership information (including derivative and hedging interests as to our common stock) of the proponent stockholder and the nominee(s) (and certain affiliates or associates of each of the proponent stockholder and the nominee(s)), (ii) arrangements and understandings (including financial arrangements and compensation) between the proponent stockholder (and certain affiliates or associates of the proponent stockholder) and any other person, including the nominee(s), with respect to our common stock, and (iii) any other information relating to the proponent stockholder or the nominee(s) that would be required to be disclosed in a proxy statement pursuant to Section 14 of the Exchange Act.
Stockholders may recommend an individual to our nominating and governance committee for consideration as a potential director candidate by submitting the individual’s name, together with the information referred to above, to the Nominating and Governance Committee, Avid Technology, Inc., c/o Corporate Secretary, 75 Network Drive, Burlington, Massachusetts 01803, or by email to Avid.Secretary@avid.com.
Assuming that appropriate biographical and background material has been provided on a timely basis, our nominating and governance committee evaluates stockholder-recommended candidates by substantially following the same process, and considering the same criteria, as it follows for candidates submitted by others. If our board decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy materials for the next annual meeting.

Board Evaluation
Our nominating and governance committee leads the board in a periodic evaluation of its performance as a board of directors. Our corporate governance guidelines provide that the board from time to time evaluate its performance to determine whether the board, its committees and its individual members are functioning effectively. While in 2016 no formal evaluation process was conducted, our board continuously monitors the needs of the company and strives to ensure that its composition reflects those needs.
Related Person Transaction Policy
Our board has adopted a written policy and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, or 5% stockholders (or their immediate family members), whom we refer to as “related persons,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” he or she must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review is not practicable, our audit committee may ratify the related person transaction. Any related person transactions that are ongoing in nature will be reviewed annually by the audit committee.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by our audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, our audit committee will review and consider:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the transaction;

•	the approximate dollar value of the related person’s interest in the transaction;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the terms of the transaction are no less favorable to our company than terms that could be reached with an unrelated third party;

•	the purpose, and the potential benefits to our company, of the transaction; and

•
any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under the circumstances, the transaction is not inconsistent with our company’s best interests. During 2016, there were no related person transactions proposed or required to be disclosed.
Communication with our Board of Directors
Our board of directors will give appropriate attention to written communications that are submitted by our stockholders, and will respond if and as appropriate. Our chairman, with the assistance of our General Counsel, is primarily responsible for communications with stockholders and for providing copies or summaries of those communications to our other directors. Stockholders who wish to send communications to our board of directors should address those communications to the Board of Directors, Avid Technology, Inc., c/o Corporate Secretary, 75 Network Drive, Burlington, Massachusetts 01803, or by email to Avid.Secretary@avid.com.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) provides information regarding our executive compensation philosophy, the elements of our executive compensation program and the factors that were considered in making compensation decisions for our NEOs. The following executive officers were our NEOs for fiscal 2016:

•	Louis Hernandez, Jr., Chairman and Chief Executive Officer;

•	Brian E. Agle, Senior Vice President and Chief Financial Officer;

•	Jeff Rosica, President;

•	Jason A. Duva, General Counsel, Senior Vice President of Strategic Initiatives, and Corporate Secretary;

•	Dana Ruzicka, Vice President and Chief Product Officer;

•	Ilan Sidi, Vice President of Human Resources, Former Interim Chief Financial Officer; and

•	John W. Frederick, Former Executive Vice President, Chief Financial Officer and Chief Administrative Officer.

Executive Summary
2016 Business & Financial Performance Highlights
In 2016, we continued our efforts to position our competitive advantages to drive growth in a shifting media technology landscape. Our foundation for growth is rooted in three pillars: (i) our enterprise-wide platform, Avid Everywhere, (ii) our enhanced service model, The Avid Advantage, and (iii) increased customer engagement through the Avid Customer Association. We are creating the most powerful and collaborative media network enabling the creation, distribution and monetization of the most inspiring content in the world. Guided by the Avid Everywhere strategic vision, we strive to deliver the industry’s most open, tightly integrated and efficient platform for media, connecting content creation with collaboration, asset protection, distribution and consumption of media in the world. We have made significant and demonstrable progress on our transformation strategy and we expect our transformation to be completed by mid-2017:

•	We completed the financial restatement related to revenue recognition in September 2014 and relisted on the NASDAQ in December 2014;

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As part of our transformation process, we introduced over 44 products and exited 11 product lines and created a code line unification process across product and component levels that resulted in 25% less resources needed for platform development. We have also had 37 new US patents granted since we started the transformation process;

•	We launched MediaCentral platform, which we believe is the most comprehensive media workflow in the industry, and have grown to well over 40,000 users across media enterprises worldwide;

•	Cloud collaboration projects on the platform have significantly grown, with 4,300 active collaborations across over 340,000 projects;

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We made substantial progress in our transition to a subscription based model, which is another key element of our strategy. We started offering cloud-based subscription licensing options for some of our products and solutions in 2014, and had more than 60,000 paying cloud-enabled subscribers at the end of 2016, a 141% increase from 2015;

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Avid Everywhere allowed us to achieve significant customer wins, including the ten-year Sinclair managed services contract, which underscores the potential of Avid Everywhere and our framework agreement with Al Jazeera Media Network which includes a Global Services Agreement and Global Product Call-off Agreement cementing the companies' strategic relationship;

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In 2015, we acquired Orad Hi-Tec Systems Ltd. ("Orad") to strengthen our position as one of the most comprehensive providers of content creation to distribution workflows for broadcast and media customers around the world and integrated its graphics production toolsets and solutions into the MediaCentral platform during 2016;

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In January 2017, we reached an agreement with Beijing Jetsen Technology Co. Ltd ("Jetsen") to enter into a go-to-market commercial partnership for the Greater China market, including a 5-year exclusive distributor agreement, delivering approximately 15% annual growth for Greater China, and representing a total contract value of greater than US$75 million for the initial three years;

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We also reached an agreement with Jetsen to invest $18.1 million in us in a private placement transaction in return for a minority stake of between 5.0% and 9.9% (we expect to complete the transactions with Jetsen during the second quarter of 2017);

•	We continue our cost optimization projects to improve our efficiency and better align our resources with our strategic goals and our customers' needs; and

•	We enhanced our leadership structure and refined governance and compensation practices to further align leadership with stockholder interests.
2016 Say-on-Pay Vote
In May 2016, our stockholders approved the say-on-pay proposal with 83.2% percent of the votes cast in favor of our executive compensation program. Our compensation committee has continued to refine our executive compensation programs to improve alignment with the metrics that are meaningful to our business priorities and stockholders. Consistent with this principle, our compensation committee shifted our equity instrument mix from a combination of time-based RSUs and time-based stock options in 2014 to a combination of performance-based RSUs and time-based RSUs in 2015, a practice it continued to apply in 2016. This shift in equity instrument mix mitigates our potential stockholder dilution attributable to equity grants while improving the alignment between compensation and successful execution relative to measures that we believe will drive stockholder value creation and that our stockholders have indicated reflect their priorities. We continue to regularly engage with our stockholders on a number of topics, including our business strategy, transformation, financial performance, executive compensation and the financial measures used for our performance based pay. As evidenced by our 2016 say-on-pay vote results, our stockholders have been supportive of our compensation strategy.
2016 Executive Compensation Program Highlights
Highlights of our 2016 executive compensation program include:

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The Majority of Executive Compensation is Tied to Performance and the Creation of Stockholder Value. The compensation committee structures our executive compensation packages so that the majority of executive compensation is tied to performance, with a smaller portion being paid in base salary. For 2016, 82.4% of our CEO’s targeted pay was tied to performance and the creation of stockholder value.

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Long Term Incentives. Our practice is to provide a significant portion of our executive compensation in the form of equity awards, which align executives' interest with the creation of stockholder value. In 2016, our NEOs received 55.1% of their total direct compensation (base salary, annual cash incentive compensation and grant date fair value of equity awards) in the form of equity awards.

•	Annual Executive Bonus Plan Structure Aligned with Creation of Stockholder Value.

•	Our 2016 Annual Executive Bonus Plan ("2016 Executive Bonus Plan") is tied to the financial metrics of free cash flow and Adjusted EBITDA, as well as the operational metric of bookings.

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The pre-determined, objective plan metrics were chosen in consideration of input received during our stockholder outreach and because the compensation committee believes these are the drivers of stockholder value and directly reflect management performance.

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The 2016 Executive Bonus Plan uses multiple metrics, instead of a single metric, because our compensation committee believes such metrics provide a more comprehensive assessment of our executives' success in driving long-term stockholder value creation, particularly during a time when EBITDA growth was challenged by the run off from the amortization of non-cash deferred revenue from pre-2011 transactions, and while the company is intensely focused on the generation of free cash flow.

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Metrics are generally established in the first quarter each year based on our annual operating plan and what the board believes the company could achieve if the operational strategies are successfully executed and the goals are met.

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We believe that the 2016 Executive Bonus Plan provided an effective means to align compensation with achievement relative to our performance goals; based on the company’s 2016 performance, as measured by three financial and operational metrics, the compensation committee awarded annual cash bonuses to our named executive officers at a level equal to 65% of target. This payout percentage below target reflected our 2016 performance and is in line with previous trends, evidencing the rigorous targets our compensation committee has historically set and continues to set.

•	Challenging Vesting Triggers for Performance-Based Equity Resulting in No Vesting in 2016.

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The vesting of our performance-based equity is tied to pre-determined objective criteria of EBITDA-to-free cash flow conversion hurdles, with challenging acceleration stock price hurdles providing an additional payout opportunity directly linked to stockholder value creation.

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Due to the challenging vesting criteria of our performance-based equity, none of the performance based restricted stock units vested in 2016, although they may vest in 2017 or 2018 if the stock price hurdles for such years are achieved.

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No Discretionary Bonuses. With the exception of a sign-on bonus for Mr. Agle upon joining the company, the compensation committee did not approve any discretionary cash bonus payments to our NEOs during 2016.

Good Governance in our Executive Compensation Programs and Practices
The following highlights examples of good corporate governance incorporated in our executive compensation programs:

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Independent Compensation Consultant. The compensation committee engaged an outside, independent executive compensation consultant, Pearl Meyer & Partners ("PM"), to advise and counsel on key compensation decisions and actions during 2016.

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Appropriate Peer Group and Market Referencing. We utilize a group of peer companies that we believe are appropriate from the perspectives of industry, business focus, size (revenue and market capitalization), gross margins, research and development expense and international sales. We review and adjust our peer group annually.

•	Annual Advisory Vote to Approve Executive Compensation. We seek to obtain an advisory approval of our executive compensation at each annual meeting of stockholders.

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No Excise Tax Gross-Ups. None of our NEOs are entitled to tax gross-ups or gross-ups for golden parachute payments (Internal Revenue Code Section 280G) or for non-qualified deferred compensation (Internal Revenue Code Section 409A).

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No Guaranteed Bonuses, Limited Perquisites. We do not offer guaranteed performance bonuses and we provide few fringe benefits. We do not offer company planes, personal security (other than for travel and lodging, where appropriate), financial planning advice, tax preparation services or club memberships.

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Double-Trigger Change-in-Control Provisions. Each of the change-in-control severance agreements with our NEOs provides for “double-trigger” payments or benefits. As such, contractual change-in-control benefits are payable only in the event of a qualifying termination of employment within a specified period of time after a change-in-control.

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Stock Ownership Guidelines. Our NEOs are subject to stock ownership guidelines, which further align the interests of our NEOs with our stockholders and encourage our NEOs to manage from an owner’s perspective. Those of our executives who have been employed by us long enough to be required to meet the guidelines have met our stock ownership guidelines.

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Risk Assessment. We conduct an annual comprehensive risk assessment of our compensation programs. Based on this, we believe that our programs are structured in a manner to motivate strong performance with appropriate risk taking, while discouraging excessive risk taking. The details of this risk assessment can be found in the section of this proxy statement under “Governance of the Company - Risk Oversight.”

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No Option Repricing. Our 2014 Stock Incentive Plan does not permit repricing of stock options or other equity awards without stockholder approval, has no evergreen provision, no liberal share recycling features and does not provide for automatic acceleration of unvested awards in the event of a change-in-control.

Compensation Philosophy and Objectives
How We Determine NEO Compensation
The compensation committee oversees all of our executive compensation programs with advice from its independent compensation consultant. We generally establish the performance targets for our NEOs during the first quarter of each fiscal year based on our annual operating plan, which is reviewed by our board of directors at that time. Our operating plan reflects what our management and board of directors believe we could achieve if we successfully execute our operational strategies and achieve our goals. The financial performance targets used for purposes of executive compensation are generally set based on the operating plan targets for performance. Our compensation decisions also consider published industry survey and peer group data and reflect the individual performance of each executive officer.
Role of our Compensation Committee
Our compensation committee oversees the design and development of our executive compensation programs and determines CEO compensation consistent with the overall objectives of the program. The compensation committee also approves compensation for the other NEOs. For 2016, all members of the compensation committee were independent directors under NASDAQ’s listing standards.
Role of our CEO
Our CEO provides strategic direction for our company, including with regard to compensation matters. During 2016, Mr. Hernandez met periodically with the compensation committee and the compensation committee's independent compensation consultant to discuss changes to our NEO compensation programs, the 2016 Executive Bonus Plan, and to make recommendations regarding the form and amount of any changes to the compensation opportunities for the other NEOs. Mr. Hernandez also met with the compensation committee to review the structure of our 2017 executive compensation programs and to evaluate the performance of the other NEOs. The ultimate decisions in 2016 regarding NEO compensation were, however, made by the compensation committee. Our CEO does not participate in our compensation committee’s deliberation or voting on his compensation.
Role of our Independent Compensation Consultant
Each year, our compensation committee engages an independent compensation consultant to advise the compensation committee on executive officer and board compensation. Since October 2009, our compensation committee has worked with PM as its independent compensation consultant. PM acts primarily as an advisor to our compensation committee, but may also work with management from time to time on matters presented by management to our compensation committee with the knowledge and consent of our compensation committee. Our compensation committee has the sole authority to engage and terminate its compensation consultant.
The nature and scope of the assignments for PM for 2016 regarding executive compensation included:

•	reviewing our peer group to determine the appropriateness of its composition;

•	preparing executive compensation pay studies and competitive assessments to compare our executive compensation to our peer group and published industry survey data; and

•	providing input on structuring of performance-based awards.
The compensation committee has considered and assessed all relevant factors including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to PM. Based on this review, we are not aware of any conflict of interest affecting the work performed by PM.
Market Data and Peer Group Analysis
For purposes of comparing our executive compensation program with market practices, our compensation committee, with the assistance of its independent compensation consultant, reviews executive compensation from a peer group of publicly-traded companies, which we refer to as the “Avid Peer Group.”
At least annually, our compensation committee reviews the roster of companies included in the Avid Peer Group to confirm that they remain appropriate benchmarks. During its annual review, the compensation committee seeks, to the extent practical, to maintain consistency in the peer group from year to year. In 2016, the compensation committee, with the assistance of PM, analyzed each prior peer group company to ensure that it still generally fits our selection criteria and that the peer group’s financial summary statistics (the median in particular) are generally aligned with our current size and financial profile. We focused on companies offering comparable services and products, of a comparable size with respect to revenue (approximately 0.5 to 2 times that of our company), market capitalization (generally of less than $2 billion), with sizable gross margins (generally 40% or higher), with research and development expense of at least 10% of revenue and significant international sales. As a result of the peer group review, two companies (Imation Corp. and Synaptics, Inc.) were removed based on divergence to us with respect to factors such as gross margins, revenue and market capitalization, and one company (SeaChange Int’l, Inc.) was added as a new addition to create a peer group of 12 companies. Rovi Corporation, following an acquisition has been renamed to TiVo Corporation.
For purposes of setting NEO compensation for 2016, the Avid Peer Group consisted of the following companies:

Black Box Corporation	Quantum Corporation	Silicon Graphics Int'l Corp.
Cray Inc.	QLogic Corp.	TiVo Corporation
Harmonic Inc.	RealD Inc.	Verint Systems Inc.
Pegasystems Inc.	RealNetworks Inc.
Progress Software Corporation	SeaChange Int'l, Inc.
In addition to reviewing the executive compensation practices of companies in the Avid Peer Group, our compensation committee, with the assistance of PM, also reviews executive compensation from published industry surveys, including The Radford High Technology Executive Compensation Survey, for purposes of comparing our executive compensation program with market practices. We refer to these surveys collectively as the “published industry survey data.”
Our compensation committee reviews the executive compensation practices of companies in the Avid Peer Group and published industry survey data to determine whether our executive officers’ base salary, total annual cash compensation and total direct compensation (base salary, annual cash incentive compensation and grant date fair value of equity awards) are within a reasonably competitive range. Our compensation committee uses target percentiles from the Avid Peer Group and published industry survey data as one factor when setting NEO compensation, but also takes into account the experience, performance levels and potential performance levels of the executive officer, challenges facing the company and changes in duties and responsibilities. Our compensation committee believes that if an executive officer makes contributions that enable the company to achieve performance that meets goals established by the compensation committee, then the executive officer should have the opportunity to receive compensation that is competitive with comparable industry norms. Therefore, the compensation committee considers the compensation levels of our executive officers in comparison to the percentiles from survey data for similarly situated executives, but such percentiles do not on their own drive our compensation levels - rather, they are used as a market reference.
Elements of Executive Compensation
Compensation Elements
Our executive compensation program has the following elements:

Element	Description
Base Salary	Fixed annual cash amount based on competitive salary data
Annual Performance-Based Cash Bonuses	Variable annual cash payment based on the achievement of pre-established company goals designed to drive growth, improve profitability and cash flow and ultimately stockholder value
Long-Term Equity Awards	Time-based and performance-based equity awards
Other Benefits and Perquisites
Benefits provided to full-time employees generally (e.g. 401(k), health and insurance benefits, and employee stock purchase plan), and limited non-cash compensation designed to attract and retain NEOs and provide a competitive compensation package

Post-Employment Payments	Contingent in nature and payable only if an NEO’s employment is terminated as specified in employment agreements and offer letters
Compensation Mix
In accordance with our pay-for-performance philosophy, the following chart illustrates the 2016 mix of pay amongst each element of direct compensation (base salary, target bonus and annual long-term equity incentive pay) for our NEOs.

Approximately 82.4% of Mr. Hernandez's; 78.1% of Mr. Agle's; 79.7% of Mr. Rosica's; 57.9% of Mr. Duva's; 61.6% of Mr. Ruzicka's; 63.0% of Mr. Sidi's and 73.6% of Mr. Frederick's compensation was tied to performance or in the form of equity compensation designed to align with stockholder value. We intend to continue to tie a majority of executive compensation to performance. A description of the equity awards granted to our NEOs is provided below under “The 2016 Executive Compensation Programs in Detail - Long Term Equity Incentive Compensation.”
As an example of how closely aligned Mr. Hernandez's target direct compensation is to performance and stockholder value, a year-over-year drop in grant date stock price in part contributed to significantly lower equity compensation for 2016 as compared to 2015, driving a decrease in his target direct compensation for 2016 as compared to 2015, as evidenced by the chart below.

The 2016 Executive Compensation Program in Detail
Base Salaries
Consistent with our compensation committee’s philosophy of tying executive compensation to our financial performance, our executives receive a relatively small percentage of their overall target compensation in the form of base salary. Base salaries for our executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities.
In 2016, several of our NEOs received increases in base salary after consideration of their individual performance and their compensation position relative to market. Messrs. Rosica, Duva and Ruzicka all received a 7% increase in base salary.
In December 2016, in connection with his promotion to President, Mr. Rosica received an additional 12.5% increase to his then current base salary.
Mr. Sidi received a 17% increase in base salary to more properly align his base salary relative to his peer group and market. He also received payments of $15,000 per month during his time as interim CFO, pro rated for the time he actually served in this role. This payment ceased with the appointment of Mr. Agle as CFO in December 2016.

Following these increases, all of our NEOs salaries approximated the 50th percentile of the Avid Peer Group and published industry survey data. The below chart shows the relative increases and the reason for the adjustment.

Executive	Annualized FYE 2015 Base Salary	Annualized FYE 2016 Base Salary	% Increase	Rationale
Louis Hernandez, Jr.	$700,000	$700,000	—%	N/A
Brian E. Agle	$—	$385,000	N/A	New Hire
Jeff Rosica (1)	$375,000	$450,000	20%	Market Adjustment, plus Promotion to CMO and then to President
Jason A. Duva	$300,000	$320,000	7%	Market Adjustment
Dana Ruzicka	$270,000	$290,000	7%	Market Adjustment
Ilan Sidi (2)	$180,000	$220,000	17%	Market Adjustment, plus Expanded Responsibilities
John W. Frederick	$425,000	$425,000	—%	N/A
(1) Mr. Rosica, along with Messrs. Duva and Ruzicka, received a 7% increase in base salary in 2016. Mr. Rosica received an additional 12.5% increase in base salary in connection with his promotion to President in December 2016.
(2) Mr. Sidi is paid in Israeli Shekels.  He received a 17% increase in base salary to more properly align his base salary relative to his peer group and market, increasing his salary from 720,000 Israeli Shekels to 840,000 Israeli Shekels.  Dollar amounts are for illustrative purposes only, and reflect fluctuations in exchange rates for NDS/USD between 2015 and 2016, leading to a nominal 22% increase of his salary when represented in USD. Mr. Sidi also received payment of $15,000 per month during his time as interim CFO.  This payment ceased with the appointment of Mr. Agle as CFO in December 2016.  Such interim payments are not included in the calculation of Mr. Sidi’s annualized base salary.

Annual Performance-Based Cash Awards
Each year, we adopt an executive bonus plan that provides for cash incentive payments to our executive officers upon the achievement of certain performance objectives set forth in the plan. The performance objectives are generally reviewed and evaluated based on our annual operating plan. Our executive bonus plan is designed to provide an annual variable cash incentive to motivate participants to achieve company performance objectives and to reward participants for their achievements when those objectives are met. Executive bonus plan results and payment amounts are generally determined following the subject year, after audited financials have been completed and announced, and any earned amounts may be paid at any time after the filing of the company’s annual report and before December 31 of the year following the plan year, in management’s discretion.
Fiscal Year 2016 Executive Bonus Plan. On March 9, 2016, our compensation committee adopted the 2016 Executive Bonus Plan. This plan provides for payment of incentive compensation based on the achievement of the following 2016 company performance objectives and weightings: (1) Adjusted EBITDA (defined as net income or loss before interest, taxes, depreciation, stock-based compensation and amortization, and adjusted for certain charges including restructuring, restatement, M&A related and management change expenses as well as certain other one-time charges), at 40% weighting; (2) bookings (which is an operational metric we use to measure our business and predict future growth), at 20% weighting; and (3) Adjusted Free Cash Flow (defined as operating cash flow less capital expenditures where operating cash flow excludes certain charges including restructuring, restatement, M&A related and management change expenses as well as certain other one-time charges), at 40% weighting.
These weightings changed from the Company's 2015 Executive Bonus Plan by putting a more prominent focus on Adjusted Free Cash Flow, a measure which we believe ensures that our executives' and stockholders' interests are aligned at a time when our investors focus on liquidity.
The following table sets forth the performance metric target levels approved by the compensation committee in March 2016 (all in millions).

Levels	Adjusted EBITDA(1)	Bookings(1)	Adjusted Free Cash Flow(2)
Threshold	$42.50	$524.70	$3.00
Target	$85.00	$564.20	$11.00
Maximum	$106.30	$586.80	$16.50
(1) Adjusted EBITDA and bookings targets are set and measured using constant exchange rates in order to eliminate the effects of exchange rate fluctuations and to correlate with our annual operating plan.
(2) Adjusted Free Cash Flow is set and measured on an "as reported" basis, which reflects actual exchange rates.
Each of the performance objectives had a threshold, target and maximum level of payment opportunity associated with payouts equal to 50%, 100% and 200% of target opportunity, respectively. For performance in between threshold and target, or in between target and maximum, payouts are interpolated. The target payout level for Mr. Hernandez was 125% of his base salary; for Mr. Rosica 100% of his base salary; and for Messrs. Duva, Ruzicka and Sidi, 50% of their base salary. For Mr. Rosica, his bonus payment for 2016 is calculated taking his promotion to President and the accompanying salary increase in December 2016 into account on a pro-rata basis. Mr Sidi's temporary salary adjustment was not taken into account for the calculation of his 2016 bonus payment. Mr. Agle was not entitled to participate in the 2016 Executive Bonus Plan, as he joined the company only in December 2016. He will be entitled to participate in the 2017 Executive Bonus Plan.
Bonus payments in excess of 100% of a participant’s target bonus, due to meeting or exceeding the Adjusted EBITDA and free cash flow performance objectives, could only be made if the threshold bookings performance objective was met. The maximum payment opportunity for each of our executives and other officers was set at 200% of the participant’s target opportunity. Failure to attain the threshold goal for each performance objective results in forfeiture of the associated opportunity. The actual payment amount under the incentive program for 2016 was determined for each participating executive based on three variables: (1) the participant’s annual incentive target opportunity, which is based on a percentage of the participant’s base salary, as described above; (2) the compensation committee’s assessment and certification of our performance compared with the targets for each of the above-referenced performance objectives, with any adjustments applied; and (3) relative weightings for each performance objective.
At the time our compensation committee approved the 2016 Executive Bonus Plan, it believed each of the target levels was aggressive but achievable based on the company’s annual operating plan for 2016. The compensation committee believed that using a combination of several metrics, instead of a single metric, provided a more comprehensive assessment of our executives' success in driving long-term stockholder value creation, particularly during a time when EBITDA growth is challenged by the run off from the amortization of non-cash deferred revenue from pre-2011 transactions and while the company focuses on the generation of free cash flow.
Adjusted EBITDA for 2016 (as calculated in accordance with the 2016 Executive Bonus Plan) was $119.4 million, bookings for 2016 (as calculated in accordance with the plan) were $434.1 million, and Adjusted Free Cash Flow for 2016 (as calculated in accordance with the plan) was $(40.3) million. Thus, the company exceeded the maximum performance level for Adjusted EBITDA, but failed to achieve the threshold performance level for both Bookings and Adjusted Free Cash Flow. Based on these levels of achievement, the Compensation Committee determined that payout would be 65% of target under the 2016 Executive Bonus Plan.
Payouts under 2016 Executive Bonus Plan. Below are each NEO’s target and approved bonus payouts under the 2016 Executive Bonus Plan, based on the 65% achievement of the target performance level.

Named Executive Officer	2016 Annual Incentive Payout Target	Target (% of base salary)	Actual 2016 Annual Incentive Payout
Louis Hernandez, Jr. Chairman and Chief Executive Officer	$875,000	125%	$569,538
Brian E. Agle Senior Vice President and Chief Financial Officer	$—	N/A(1)	$—
Jeff Rosica (2) President	$403,425	100%	$262,589
Jason A. Duva General Counsel, Senior Vice President of Strategic Initiatives and Corporate Secretary	$160,000	50%	$104,144
Dana Ruzicka Vice President and Chief Product Officer	$145,000	50%	$94,381
Ilan Sidi Vice President of Human Resources, Former Interim Chief Financial Officer	$110,000	50%	$71,599
John W. Frederick Former Executive Vice President, Chief Financial Officer, and Chief Administrative Officer	$—	100%	$—
(1) Mr. Agle was not entitled to participate in the 2016 Executive Bonus Plan, as he joined the Company in December 2016.
(2) Mr. Rosica's base salary for purposes of his 2016 bonus payment is calculated on a pro-rata basis taking his promotion to President in December 2016 into account.
Mr. Agle was granted a sign-on bonus of $150,000 in order to induce him to join the Company and forgo potential compensation by remaining with his former employer through year-end. Otherwise, no discretionary bonus payments were made during 2016.
2017 Executive Bonus Plan. On March 8, 2017, our compensation committee adopted an Executive Bonus Plan for 2017 (the "2017 Executive Bonus Plan"), which is similar to our 2016 Executive Bonus Plan. The 2017 Executive Bonus Plan retains the performance objectives and mechanics of the 2016 Executive Bonus Plan, but includes the new performance metric of revenue, which we believe represents a more prevalent short-term incentive metric. In 2016, we materially completed the recognition of the deferred revenues from the restatement, and the compensation committee therefore believed that, starting in 2017, revenue will become a better indicator of the company's performance. For 2017, the financial metrics of the company are weighted as follows: Adjusted EBITDA, 30%; bookings, 20%; free cash flow, 30%; and revenues, 20%. The targets for our 2017 Executive Bonus Plan use our 2016 Adjusted EBITDA as a baseline. The maximum payout levels as a percentage of each NEO’s base salary remained unchanged from our 2016 Executive Bonus Plan. The target levels of our NEOs have remained unchanged from the 2016 Executive Bonus Plan. Mr. Agle, who did not participate in the 2016 Executive Bonus Plan has a target level of 70% for the 2017 Executive Bonus Plan. Failure to attain the threshold goal for each performance objective results in forfeiture of the associated opportunity. As with the 2016 Executive Bonus Plan, payment in excess of 100% of a participant’s target bonus with respect to the Adjusted EBITDA and free cash flow performance objectives can be made only if the threshold bookings performance objective has been met.

The compensation committee continues to believe that these measures highly correlate with stockholder value and that, using a combination of these metrics, instead of a single metric, provides a more effective way to measure our executive team's ability to create sustainable EBITDA growth and successfully manage our liquidity. The compensation committee set the 2017 targeted bookings and free cash flow levels at levels meaningfully above our 2016 performance, which will require significant growth and and a continued stringent implementation of our efficiency initiatives.
While the compensation committee believes the targets to be aggressive, it also believes, given the performance of the management team over the past two years, the targets are achievable and highly aligned with creating stockholder value. The compensation committee chose these metrics because they believe these are the metrics that best measure management performance and company growth as we complete our strategic transformation, and thereby drive stockholder value. Adjusted EBITDA and revenue measure profitability, bookings measures growth, and free cash flow measures our financial flexibility at a time in which the Board and our stockholders have focused on liquidity.

Long-Term Equity Incentive Compensation
Long-term equity incentive compensation is intended to represent the largest portion of total compensation for our executive officers. Generally, our compensation committee awards equity to our executive officers when they join our company or are promoted, in recognition of past performance and for retention purposes. The compensation committee bases these awards on the executive officer’s job level and experience, the requirements and importance of the position, individual contributions, and the need to retain qualified officers, particularly during a challenging period. The compensation committee also considers compensation for similar roles based on peer group and published industry survey data. Our long-term incentive awards are generally a mix of time and performance-based restricted stock units.
2016 Equity Grants.
In March 2016, the compensation committee approved the grant of restricted stock units (“RSUs”) to our NEOs as set forth below. 50% of the granted RSUs are subject to time-based vesting, and 50% of the granted RSUs are subject to performance-based vesting.

NEO	Title	No. of time-based RSUs (3)	No. of performance-based RSUs (4)
Louis Hernandez, Jr.	Chairman and Chief Executive Officer	212,766	212,766
Brian E. Agle (1)	Senior Vice President and Chief Financial Officer	—	—
Jeff Rosica (2)	President	60,284	60,284
Jason A. Duva	General Counsel, Senior Vice President of Strategic Initiatives and Corporate Secretary	24,823	24,823
Dana Ruzicka	Vice President and Chief Product Officer	28,369	28,369
Ilan Sidi	Vice President of Human Resources, Former Interim Chief Financial Officer	21,276	21,276
John W. Frederick	Former Executive Vice President, Chief Financial Officer and Chief Administrative Officer	67,376	67,376
(1) In connection with Mr. Agle's appointment as Senior Vice President, Chief Financial Officer on December 12, 2016, the company issued Mr. Agle, as an inducement grant, 245,700 RSUs. The RSUs vest as follows: 33.33% vest on the first anniversary of the grant date, and an additional 8.33% vest every three months thereafter.
(2) In connection with his promotion to President on December 7, 2016, the company issued Mr. Rosica 110,132 RSUs. The RSUs vest as follows: 33.33% on the first anniversary of the grant date, and an additional 8.33% vest every 3 months thereafter.
(3) Time-based. The time-based RSUs vest as follows: 33.33% vest on the first anniversary of the grant date and an additional 8.33% vest every three months thereafter.
(4) Performance-based. The terms of the performance-based RSUs shown in the table above provide that they vest if either (1) the company achieves a target “Conversion Rate” (described below) for 2016 (with partial vesting if the Conversion Rate exceeds the threshold), or (2) the closing price of Avid’s common stock, as reported on NASDAQ, equals or exceeds a threshold level (the “stock price hurdle”) for at least 20 consecutive days in 2016 (any time after the date of grant), 2017 or 2018.
For purposes of these awards, the stock price hurdle is $10.58 for 2016, $11.64 for 2017, and $12.80 for 2018, and the “Conversion Rate” is the ratio calculated by dividing Adjusted Free Cash Flow by Adjusted EBITDA. Adjusted EBITDA is defined as net income or loss before interest, taxes, depreciation, stock-based compensation, and amortization, adjusted for certain non-operating charges, such as restructuring, mergers and acquisitions, and management change expenses (among others), and Adjusted Free Cash Flow is defined as operating cash flow less capital expenditures where operating cash flow excludes certain non-operating charges such as restructuring, mergers and acquisitions, and management change expenses (among others). The compensation committee set the threshold and target Conversion Rate in March 2016 when the grants were made.
Adjusted EBITDA for 2016 (calculated as described above) was $119.4 million and Adjusted Free Cash Flow for 2016 (calculated as described above) was $(40.3) million, resulting in a Conversion Rate of 0%. Consequently none of the performance based RSUs vested based on the Conversion Rate performance condition. The stock price hurdle for 2016 was not met; however, the performance-based RSUs may vest in 2017 or 2018 depending on stock price performance in those years. Our stock closed at $4.88 on March 23, 2017 and would need to equal or exceed $11.64 in 2017 and $12.80 in 2018 for at least 20 consecutive days for the performance-based RSUs to vest.
Except to the extent an NEO’s employment agreement provides otherwise, vesting of performance-based RSUs is conditioned on the NEO being employed by the company on the date the final vesting determination is made. Any shares that have not vested by January 1, 2019, will be forfeited.

Employment and Severance Agreements with our NEOs
Our executive officers are entitled to benefits in the event their employment terminates under specified circumstances. Our compensation committee believes the severance and change-in-control benefits offered are appropriate to properly incentivize the executive during a change-in-control process and also considering the time it is expected to take an executive officer to find alternative employment. Our company also benefits under these arrangements by requiring the executive officer to sign a general release of claims against the company and non-competition and non-solicitation provisions as a condition to receiving severance or change-in-control benefits. Our compensation committee believes these arrangements also protect stockholder interests by enhancing our executive officers’ focus during a potential or actual change-in-control by providing incentives to executive officers to remain with the company despite uncertainties about their future role at the company while a transaction is under consideration or pending.
When we hired Mr. Hernandez on February 11, 2013, our compensation committee negotiated severance terms as part of his employment agreement that the compensation committee believed to be in line with market practices. His compensation package does not include any obligation by the company to pay tax gross-ups on top of the severance and other payments required by the agreement.
Mr. Hernandez’s Employment Agreement
Term. Mr. Hernandez's agreement has an initial term ending February 2018. Thereafter the agreement automatically renews for one-year periods, so long as neither the company nor Mr. Hernandez provides 180 days prior written notice of intent to terminate. The term of the agreement will also be extended for an additional 12 months in the event of a change-in-control of the company, or a potential change-in-control of the company, occurring within 12 months prior to the end of the then-current term.
Bonus. Mr. Hernandez’s annual target cash bonus must be at least 100% of his annual base salary; in 2014, the compensation committee increased the target percentage to 125%. His maximum annual cash bonus is 200% of his target opportunity.
Other Benefits. Mr. Hernandez is entitled to six weeks of vacation, the use of a corporate apartment near our offices in California for business-related purposes, and benefits available to other full-time employees (e.g. 401(k), health insurance benefits, life insurance and employee stock purchase plan).
Severance. The agreement provides that if Mr. Hernandez’s employment is terminated by the company without cause, or by him for good reason, as defined in the agreement, other than in connection with a change-in-control of the company, he will, subject to signing a release, be entitled to receive, in addition to any unpaid salary, benefits and bonus earned for the preceding year, (i) 12 months base salary (paid in a lump sum), (ii) a pro-rata bonus for the year of termination, (iii) a bonus equal to the greater of (a) his base salary and (b) largest bonus from the past two years his base salary, (iv) an amount equal to 167% of the amount we pay for health benefits for up to 12 months, and (v) outplacement services.
In addition, any time-based vesting equity awards held by Mr. Hernandez will vest as to an additional number of shares equal to the number of shares that would have vested if he had continued working for 12 months after the date of termination. Performance based awards continue to vest through the end of the fiscal year of termination. Mr. Hernandez will also generally be entitled to exercise any options for up to twelve months after the termination of his employment.
The agreement also provides that if Mr. Hernandez’s employment is terminated by the company without cause or by him for good reason within 12 months after a change-in-control of the company or during a potential change-in-control period, Mr. Hernandez will, subject to signing a release, be entitled to receive, in addition to any unpaid salary, benefits and bonus earned for the preceding year (i) 18 months base salary (paid in a lump sum), (ii) a pro- rata bonus for the year of termination, (iii) a bonus equal to 1.5 times the greater of (a) his base salary and (b) largest bonus from the past two years, (iv) an amount equal to 167% of the amount we pay for health benefits for up to eighteen months, and (v) outplacement services. In addition, all outstanding options and other equity awards held by Mr. Hernandez will vest in full, and Mr. Hernandez will generally be entitled to exercise any options for up to 18 months after the termination of his employment.
In the event of his death or disability, Mr. Hernandez will be entitled to 12 months base salary (all or part of which may be paid through the company’s long-term disability plan in the case of disability) and his time-based vesting awards will vest as to an additional number of shares equal to the number of shares that would have been vested as of the end of the 12 month period following the date of termination. In addition, Mr. Hernandez would be eligible for a pro-rated portion of any performance-based vesting awards that have not vested, determined based on the company’s actual performance through the end of the performance period. The receipt of severance benefits is conditioned on the executive or his estate signing a release of claims against the company.
Non-compete. Mr. Hernandez is subject to a non-competition obligation extending for either 12 or 18 months after the termination of Mr. Hernandez’s employment, depending upon the circumstances of his termination.
Offer Letters with our Other Current Executive Officers
The employment terms of our other current executive officers are governed by offer letters, which generally provide for the executive’s salary, sign-on bonus, if any, bonus eligibility, initial equity awards, and other benefits. The Executive's annual cash bonus is generally set at a target of 50%-100% of base salary, with a maximum annual cash bonus of 200% of target bonus. Our other executives are entitled to four weeks' vacation, and benefits available to other full-time employees (e.g. 401(k), health insurance benefits, life insurance and employee stock purchase plan).
The offer letters also provide that if we terminate the executive’s employment in the executive's role without cause (as defined in the offer letter), the executive, subject to signing a release of claims against the company, will be entitled to receive, in addition to any unpaid salary and benefits an amount equal to (i) six or twelve months base salary, (ii) pro-rated annual incentive bonus for the year in which the termination occurs, provided that such bonuses are paid to other officers who remained employed by the company, and (iii) cash payments in lieu of health benefits for six or twelve months following the termination date. In the event of a termination by the company without cause within 12 months after a change-in-control of the company, the executive is entitled to an additional six months of base pay and vesting of 100% of any unvested equity awards. The executive is subject to a non-competition obligation extending for either 12 or 18 months after the termination of his or her employment, depending upon the circumstances of his or her termination.
Please see “Compensation Tables - Potential Payments upon Termination or Change-in-Control” for current values of the severance benefits provided to our current NEOs.
Stock Ownership Guidelines
Under our stock ownership guidelines, our executive officers are expected to hold our common stock in an amount at least equal to a multiple of their base salary as determined by their position. The guidelines range from one times base salary for certain of our executive officers to three times base salary for our CEO, and our executive officers are expected to comply with them within five years. For purposes of these guidelines, stock ownership includes restricted stock and restricted stock units, but does not include unexercised options. All of our NEOs who have been subject to the guidelines for five years have met the guidelines’ expectations regarding their stock ownership.

Other Benefits and Perquisites
In general, benefits and perquisites are not a significant part of our compensation program. In special cases, such as in connection with the hiring of executive officers, we have from time to time reimbursed our executive officers for reasonable expenses associated with relocation and associated tax payments and paid sign-on bonuses. We believe these benefits were necessary in order to attract these individuals to join our company and are consistent with market practices.
None of our current NEOs is entitled to tax gross-up payments for payments and benefits provided to them. We eliminated legacy gross-up for COBRA payments to one of our executives in 2015. Except for Mr. Hernandez’s use of our corporate apartment near our offices in California for business-related purposes, we do not provide our executive officers with other benefits, including financial planning advice, tax preparation services and club memberships. Furthermore, other than under extraordinary circumstances, such as, among others, the security of our executive officers during business trips, we do not offer our executives personal security, and we do not provide our executive officers company planes for personal travel.
Our executive officers are entitled to four weeks of vacation, other than Mr. Hernandez who is entitled to six weeks. Our U.S. based executive officers are eligible to participate in all of our U.S. employee benefit plans, in each case on the same basis as other U.S. employees who work at least 20 hours per week. These benefits include health and dental insurance, life and disability insurance, and a 401(k) plan. We match 50% of the employee contributions to our 401(k) plan up to a maximum of 6% of the participating employee’s eligible compensation, resulting in a maximum company match of 3% of the participating employee’s eligible compensation, subject to certain additional statutory limitations. We also offer an employee stock purchase plan that allows participants to purchase shares of our common stock at a 15% discount from the fair market value of our common stock at the end of each applicable offering period. Our non-U.S. based executive officers are entitled to such employee benefits as statutorily proscribed in their home countries and to certain other market prevalent practices.
Non-Qualified Deferred Compensation
Historically, our executive officers, along with our U.S.-based vice presidents and members of our board of directors, were eligible to participate in a non-qualified deferred compensation plan, which we established to provide participants with the opportunity to defer the receipt of up to 60% of their base salary and all or a portion of their bonuses or director’s fees, as applicable. As of December 31, 2016, we had an obligation of $0.49 million under the plan. Effective with respect to compensation for services performed after 2013, we have indefinitely suspended the non-qualified deferred compensation plan and have not offered any of our employees or directors an opportunity to participate in it.
Tax and Accounting Considerations
In structuring our executive compensation programs, our compensation committee takes into account the impact of various tax and accounting rules, including the impact of Section 409A, Section 280G and Section 162(m) of the Internal Revenue Code, as well as Accounting Standards Codification (ASC) Topic 718.
In particular, Section 162(m) places a limit of $1,000,000 per person on the amount of compensation that a public company may deduct in any year with respect to its chief executive officer and the three most highly compensated NEOs employed by the company at the end of the year (other than the company’s chief financial officer). However, some forms of performance-based compensation are excluded from the $1,000,000 deduction limit if certain requirements are met. Our compensation committee has not adopted a policy requiring all executive compensation to be fully deductible. However, our compensation committee reviews the potential impact of section 162(m) periodically and, if consistent with its goals of sustained profitability and creation of long-term stockholder value, may seek to structure executive officer compensation to allow deductions under Section 162(m). Our compensation committee reserves the right to use its judgment to authorize compensation payments that are not deductible by reason of the Section 162(m) limitation when it believes these payments are appropriate.
Salaries and time-based restricted stock awards for our NEOs generally do not qualify as performance-based compensation, but stock options are generally intended to qualify as deductible performance-based compensation. Other compensation will qualify as performance-based compensation in some cases (e.g. certain performance-based restricted stock and restricted stock units), but not in all cases. For example, payments under our annual bonus plan, restricted stock units and discretionary bonuses for past performance, generally will not qualify for the performance-based exemption. Neither the company nor the compensation committee warrants that any compensation payable to an executive or other employee will be deductible.
Compensation Committee Report
The following report of the compensation committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by language in any such filing.
The compensation committee consists of four non-employee directors: Robert M. Bakish, Elizabeth M. Daley, Youngme E. Moon and John H. Park, each of whom is independent under NASDAQ listing standards. The compensation committee has certain duties and powers as described in its charter adopted by the board of directors. A copy of the charter can be accessed from the corporate governance page in the investor relations section of the company’s website at www.avid.com.
The compensation committee has reviewed and discussed with management the disclosures contained in the section of this proxy statement, entitled “Executive Compensation - Compensation Discussion and Analysis.” Based on this review and discussion, the compensation committee recommended to our board of directors that the section entitled “Executive Compensation - Compensation Discussion and Analysis” be included in this proxy statement for our annual meeting.

Compensation Committee Robert M. Bakish, Chair Elizabeth M. Daley Youngme E. Moon John H. Park

COMPENSATION TABLES
Summary Compensation Table
The following table presents information regarding compensation of each of the NEOs during 2016, 2015, and 2014. A description of our compensation policies and practices as well as a description of the components of compensation payable to our named executive officers is included above under “Executive Compensation - Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards 3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Change in pension value and nonqualified deferred compensation earnings	All Other Compensation(6)	Total
Louis Hernandez, Jr.	2016	$673,077	$—	$2,397,873	$—	$569,538	$—	$12,416	$3,652,904
Chairman and CEO	2015	$726,923	$125,000	$3,458,557	$—	$640,588	$—	$110,287	$5,061,355
	2014	$700,000	$650,000	$954,180	$3,214,395	$1,008,000	$—	$10,915	$6,537,490
Brian E. Agle (7)	2016	$22,212	$150,000	$1,100,736	$—	$—	$—	$138	$1,273,086
Senior Vice President and Chief Financial Officer	2015	$—	$—	$—	$—	$—	$—	$—	$—
	2014	$—	$—	$—	$—	$—	$—	$—	$—
Jeff Rosica	2016	$395,865	$—	$1,178,299	$—	$262,589	$—	$4,178	$1,840,931
President	2015	$389,423	$—	$768,571	$—	$274,538	$—	$2,007	$1,434,539
	2014	$375,000	$—	$492,480	$543,924	$432,000	$—	$1,932	$1,845,336
Jason A. Duva	2016	$313,923		$279,755	$—	$104,144	$—	$7,164	$704,986
General Counsel, Senior Vice President of Strategic Initiatives and Corporate Secretary	2015	$310,923	$25,000	$345,837	$—	$109,815	$—	$8,145	$799,720
	2014	$280,000	$130,000	$574,560	$621,527	$161,280	$—	$8,450	$1,775,817
Dana Ruzicka	2016	$278,923	$—	$319,719	$—	$94,381	$—	$6,555	$699,578
Vice President and Chief Product Officer	2015	$265,459	$—	$307,291	$—	$76,133	$—	$5,973	$654,856
	2014	$241,851	$—	$—	$77,113	$97,889	$—	$5,771	$422,624
Former Officers
Ilan Sidi (7)	2016	$219,160	$117,450	$264,911	$—	$71,599	$42,522	$23,619	$739,261
Vice President of Human Resources, Former Interim CFO	2015	$99,348	$—	$132,995	$—	$65,889	$19,790	$12,955	$330,977
	2014	$—	$—	$—	$—	$—	$—	$—	$—
John W. Frederick (8)	2016	$222,308	$—	$759,328	$—	$—	$—	$93,117	$1,074,753
Former Executive Vice President, Chief Financial Officer and Chief Administrative Officer	2015	$441,346	$75,000	$999,144	$—	$311,143	$—	$144,293	$1,970,926
	2014	$425,000	$550,000	$574,560	$2,017,325	$489,600	$—	$139,691	$4,196,176

(1) The amount reported in the “Salary” column reflects the base salary paid to the NEOs during the fiscal year. For fiscal 2016 and 2014, there were 26 bi-weekly pay periods paid compared to 27 bi-weekly pay periods paid for fiscal 2015.

(2) Bonus: The amounts shown for 2016 reflect (a) a sign-on bonus for Mr. Agle and (b) an interim CFO allowance for Mr. Sidi of $15,000 a month pro-rated for the interim CFO assignment beginning in May and ending in December 2016.
(3) Stock Awards: See the tables below “Outstanding Equity Awards at 2016 Fiscal Year End” for details on vesting of the awards.
This column was prepared assuming none of the RSUs will be forfeited. The amounts reflected in this column do not reflect actual value realized by the NEO, but represent the aggregate grant date fair value of RSU awards. The fair value of RSU awards (both with time- and performance based vesting) is based on the intrinsic value of the awards at the date of grant, as the awards have a purchase price of $0.01 per share. In all cases, the amounts reflected above represent the maximum fair value of the performance-based portion of such awards as of the date of grant, assuming payout were to occur based on the achievement of maximum performance, except with respect to the RSUs that vest based on a performance-based schedule tied to our stock price and the incremental improvement in our annual return on equity over a base-year amount. The grant date fair value of the RSU awards granted were computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation as described in Note L, “Capital Stock,” of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016. The grant date fair value of all RSU awards was determined under FASB ASC Topic 718 using a Monte Carlo simulation model which simulates a range of possible future stock prices and estimates the probabilities of the potential payouts.
(4) Option Awards: Please see the tables below “Outstanding Equity Awards at 2016 Fiscal Year End” for details on vesting of the awards.
This column was prepared assuming none of the options will be forfeited. The amounts reflected in this column do not reflect actual value realized by the NEO, but represent the aggregate grant date fair value of options granted as well as the incremental fair value of certain options previously granted and subsequently modified. The fair value of option awards (both with time- and performance-based vesting) is determined using the Black-Scholes option pricing model. The option awards that were modified in 2014 were calculated based on the incremental fair value of the modification (Mr. Hernandez: $2,160,542 and Mr. Frederick: $1,382,747). The calculations were made in accordance with FASB ASC Topic 718, Compensation-Stock Compensation as described in Note L, “Capital Stock,” of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016. In all cases, the amounts reflected above represent the maximum fair value of the performance-based portion of such options as of the date of grant, assuming payout were to occur based on the achievement of maximum performance, except with respect to the options that vest based on a performance-based schedule tied to our stock price and the incremental improvement in our annual return on equity over a base-year amount.
(5) Non-Equity Incentive Plan Compensation: These amounts were approved for payment pursuant to the terms of our executive bonus plans for 2016, 2015 and 2014. For a summary of how bonuses were calculated under the 2016 Executive Bonus Plan, see “ Annual Performance-Based Cash Awards.”
(6) All Other Compensation: Includes the following for each of the NEOs:

Name	Year	Relocation Benefit(a)	Reimbursement for Taxes(b)	Lodging(c)	Commuter Allowance(d)	Company Match on 401(k)	Imputed Income for Group Term Life Insurance	Other(e)
Louis Hernandez, Jr.	2016	$—	$—	$—	$—	$8,690	$3,726	$—
	2015	$100,000	$—	$—	$—	$7,950	$2,337	$—
	2014	$—	$—	$—	$—	$7,800	$3,115	$—
Brian E. Agle	2016	$—	$—	$—	$—	$—	$138	$—
	2015	$—	$—	$—	$—	$—	$—	$—
	2014	$—	$—	$—	$—	$—	$—	$—
Jeff Rosica	2016	$—	$—	$—	$—	$—	$4,178	$—
	2015	$—	$—	$—	$—	$—	$2,007	$—
	2014	$—	$—	$—	$—	$—	$1,932	$—
Jason A. Duva	2016	$—	$—	$—	$—	$6,356	$808	$—
	2015	$—	$—	$—	$—	$7,458	$687	$—
	2014	$—	$—	$—	$—	$7,800	$650	$—
Dana Ruzicka	2016	$—	$—	$—	$—	$5,468	$1,087	$—
	2015	$—	$—	$—	$—	$5,400	$573	$—
	2014	$—	$—	$—	$—	$5,250	$521	$—
Former Officers
Ilan SIdi	2016	$—	$—	$—	$19,039	$—	$—	$4,580
	2015	$—	$—	$—	$10,048	$—	$—	$2,907
	2014	$—	$—	$—	$—	$—	$—	$—
John W. Frederick	2016	$—	$—	$36,196	$42,000	$5,558	$1,190	$8,173
	2015	$—	$—	$62,050	$72,000	$7,950	$2,293	$—
	2014	$—	$—	$62,050	$72,000	$3,433	$2,208	$—
(a) In 2015, the compensation committee approved a relocation payment of $100,000 to arrange for long-term accommodations in Boca Raton, Florida, where the company established its North American Administrative Headquarters.
(b) Not Applicable.

(c) Pursuant to the terms of Mr. Frederick’s employment agreement, Mr. Frederick was entitled to an annual allowance of $62,050 for the purpose of obtaining and maintaining a residence in the Greater Boston area. Amount shown reflects a pro-rated amount for seven months in 2016.
(d) Pursuant to the terms of Mr. Frederick’s employment agreement, Mr. Frederick was entitled to a monthly allowance for travel and living expenses of $6,000. Amount shown reflects payment for seven months in 2016. Pursuant to the terms of Mr. Sidi's employment agreement, Mr. Sidi is entitled to a monthly transportation allowance.
(e) Other: The amounts shown represent a) a payment to Mr. Frederick for his accrued and unused vacation upon his resignation effective August 1, 2016, and b) payments to Mr. Sidi in the amounts of $3,689 in an Education Fund and $891 in Recuperation Pay.
(7) Ilan Sidi joined our company in June 2015 and Brian E. Agle joined our company in December 2016.
(8) On August 1, 2016, Mr. Frederick resigned from his position with the company as Executive Vice President, Chief Financial Officer and Chief Administrative Officer.

Grants of Plan-Based Awards for Fiscal Year 2016
The following table sets forth information regarding all plan-based awards granted to our NEOs during the fiscal year ended December 31, 2016. The equity awards to our NEOs shown below were granted under our 2014 Stock Incentive Plan and are also reported in the table entitled "Outstanding Equity Awards at 2016 Fiscal Year-End." For additional information regarding the equity and non-equity incentive plan awards, please refer to “The 2016 Executive Compensation Program in Detail - Annual Performance-Based Cash Awards" and "Long-Term Equity Incentive Compensation.”

Name	Grant Date	Approval Date	Estimated Potential Payout Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Total Fair Value of Stock and Option Awards(4)
			Threshold	Target	Maximum
Louis Hernandez, Jr.
(1)			$437,500	$875,000	$1,750,000
(2)	3/9/2016	3/9/2016				212,766	$1,497,873
(3)	3/9/2016	3/9/2016				212,766	$900,000
Brian E. Agle
(1)			$—	$—	$—
(2)	12/12/2016	12/12/2016				245,700	$1,100,736
Jeff Rosica
(1)			$201,713	$403,425	$806,850
(2)	3/9/2016	3/9/2016				60,284	$424,399
(3)	3/9/2016	3/9/2016				60,284	$255,001
(2)	12/7/2016	12/7/2016				110,132	$498,898
Jason A. Duva
(1)			$80,000	$160,000	$320,000
(2)	3/9/2016	3/9/2016				24,823	$174,754.00
(3)	3/9/2016	3/9/2016				24,823	$105,001.00
Dana Ruzicka
(1)			$72,500	$145,000	$290,000
(2)	3/9/2016	3/9/2016				28,369	$199,718
(3)	3/9/2016	3/9/2016				28,369	$120,001
Ilan Sidi
(1)			$55,000	$110,000	$220,000
(2)	2/2/2016	2/2/2016				7,000	$25,130
(2)	3/9/2016	3/9/2016				21,276	$149,783
(3)	3/9/2016	3/9/2016				21,276	$89,997
John W. Frederick
(1)			$212,500	$425,000	$850,000
(2)	3/9/2016	3/9/2016				67,376	$474,327
(3)	3/9/2016	3/9/2016				67,376	$285,000
(1) These awards represent estimated potential payouts under our 2016 Executive Bonus Plan. Bonus awards under this plan are determined as the result of formulae contained in the plan, which are described in detail under “Annual Performance-Based Cash Awards.” Amounts actually paid under these awards for 2016 performance are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Mr. Agle was not entitled to paticpate in the 2016 Bonus Plan, as he joined the Company in December 2016.
(2) These time-based RSUs were awarded in February 2016 (for Mr. Sidi only), in March 2016, and in December 2016 (for Messrs. Agle and Rosica only). For a summary of the vesting conditions, see the section titled "Long-Term Equity Incentive Compensation."
(3) These performance-based RSUs were awarded in March 2016. For a summary of the performance vesting conditions for fiscal year 2016, see the section titled “Long-Term Equity Incentive Compensation."
(4) The grant date fair value of the RSU awards granted on February 2, 2016 and March 9, 2016 were computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation as described in Note L, “Capital Stock,” of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016. The amounts reflected above represent the maximum fair value of the performance-based portion of such RSU awards as of the date of grant, assuming payout were to occur based on the achievement of maximum performance, except with respect to the RSU awards that vest based on a performance-based schedule tied to our stock price and the incremental improvement in our annual return on equity over a base-year amount. The grant date fair value of all RSU awards was determined under FASB ASC Topic 718 using a Monte Carlo simulation model which simulates a range of possible future stock prices and estimates the probabilities of the potential payouts.

Outstanding Equity Awards at 2016 Fiscal Year End
The following tables set forth information regarding the outstanding equity awards held by each of our NEOs at December 31, 2016.
Outstanding Option Awards at December 31, 2016

Name	Number of Securities Underlying Unexercised Options-Exercisable(1)	Number of Securities Underlying Unexercised Options-Unexercisable	Option Exercise Price	Option Expiration Date
Louis Hernandez, Jr.
(1)	7,000	—	$14.69	5/4/2017
(1)	10,000	—	$24.59	2/27/2018
(1)	3,000	—	$16.50	6/10/2018
(1)	3,000	—	$7.22	5/15/2019
(2)	93,750	6,250	$7.87	2/11/2020
(3)	187,500	—	$7.87	2/11/2020
(3)	437,500	—	$7.87	2/11/2020
(4)	319,690	29,060	$7.40	5/14/2021
Brian E. Agle
	—	—	$—
Jeff Rosica
(2)	34,688	2,312	$7.66	1/7/2020
(3)	63,000	—	$7.66	1/7/2020
(4)	127,500	52,500	$7.40	5/14/2021
Jason A. Duva
(3)	3,500	—	$17.04	4/15/2017
(3)	3,500	—	$25.46	12/17/2017
(3)	6,000	—	$22.05	4/1/2018
(3)	25,000	—	$11.71	2/24/2019
(3)	25,000	—	$11.71	2/24/2019
(3)	105,000	—	$7.82	5/14/2021
(4)	96,251	8,749	$7.40	5/14/2021
Dana Ruzicka
(3)	8,000	—	$13.89	04/01/2017
(3)	2,790	—	$24.04	03/03/2018
(5)	18,730	6,270	$7.70	08/15/2021
Ilan SIdi
		—	$—
John W. Frederick		—	$—
(6)	—	—
Grants Expired
(1) These fully-vested options granted to Mr. Hernandez were granted during his term as an outside director.
(2) Time-based options of which any unvested portion vests in quarterly installments of 6.25% of the original amount of the option award.

(3) These options are fully vested.
(4) The options granted are time vested, with 33.33% vesting on the first anniversary of the vesting start date and 8.25% for each three-month period thereafter. The vesting start date for each grant is a date determined by our compensation committee based on the date such grant would have been made in the absence of the restatement. The stock options have seven-year terms and were granted with an exercise price equal to the higher of (i) the closing price of our common stock on the date of the option grant, and (ii) the closing price of our common stock on the vesting start date. Based on this, the exercise price for (a) the options granted on account of 2013 was set at $7.82 per share (the closing price on the vesting start date, which was February 12, 2013), and (b) all other options was set at $7.40 per share (the closing price on May 14, 2014).
(5) The options granted are time vested, with 33.33% vesting on the first anniversary of the grant date and 8.25% for each three-month period thereafter. The stock options have seven-year terms and were granted with an exercise price equal to the closing price of our common stock on the date of the option grant. Based on this, the exercise price for the options granted on account was set at $7.70 per share August 15, 2014.
(6) Mr. Frederick resigned from his position with the company on August 1, 2016, and all unvested options were forfeited and any vested options not exercised within 3 months of his departure were canceled.
Outstanding Stock Awards at December 31, 2016

Name	Number of Shares or Units of Stock that Have Not Vested(1)	Market Value of Shares or Units of Stock that Have Not Vested(6)
Louis Hernandez, Jr.
(2)	6,250	$27,500.00
(3)	282,145	$1,241,438.00
(4)	147,928	$650,883.00
(5)	212,766	$936,170.00
Brian E. Agle
(3)	245,700	$1,081,080.00
Jeff Rosica
(2)	625	$2,750.00
(3)	188,110	$827,684.00
(4)	32,873	$144,641.00
(5)	60,284	$265,250.00
Jason A. Duva
(3)	33,318	$146,599.00
(4)	14,792	$65,085.00
(5)	24,823	$109,221.00
Dana Ruzicka
(3)	43,677	$192,179.00
(4)	26,246	$115,482.00
(5)	28,369	$124,824.00
Ilan Sidi
(3)	24,775	$109,010.00
(4)	7,000	$30,800.00
(5)	21,276	$93,614.00
(6)	2,041	$8,980.00
John W. Frederick
(7)	—	$—
(1) See "Potential Payments upon Termination or Change-in-Control" for a description of circumstances in which these awards may be accelerated.
(2) Time-based RSUs vest as follows: (i) 25% of the shares vest on the first anniversary of the grant date, and (ii) the remaining 75% vest in equal installments of 6.25% every three months thereafter.
(3) Time-based RSUs vest as follows: (i) 33.3% of the shares vest on the first anniversary of the vesting start date (as determined by our compensation committee based on the date such grant would have been made in the absence of the restatement), and (ii) 8.33% every three months thereafter.
(4) Performance-based RSUs will vest depending on (a) the company's achievement of a ratio calculated by dividing Adjusted Free Cash Flow by Adjusted EBITDA in Fiscal Year 2015 ("Conversion Rate") and (b) stock price hurdles in Fiscal Years 2015, 2016, and 2017.

(5) Performance-based RSUs will vest depending on (a) the company's achievement of a ratio calculated by dividing Adjusted Free Cash Flow in Fiscal Year 2016 by Adjusted EBITDA ("Conversion Rate") and (b) stock price hurdles in Fiscal Years 2016, 2017, and 2018. For a summary of the performance vesting conditions, see the section entitled “Long-Term Equity Incentive Compensation."
(6) Time-based RSUs vest as follows: (i) One year from March 8, 2015, 50% of the RSUs shall vest, and (ii) two years from March 8, 2015 the remaining 50% of the RSUs shall vest.
(7) Mr. Frederick resigned from his position with the company on August 1, 2016 and all unvested RSUs were forfeited.

Option Exercises and Stock Vested for Fiscal Year 2016
The following table sets forth the number of shares acquired upon exercise of stock options by our NEOs in 2016 and the value realized upon exercise, and the number of restricted stock units that vested for our NEOs in 2016 and the aggregate dollar amount realized by our NEOs upon the vesting of the restricted stock units.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquire on Exercise (1)	Value Realized on Exercise (2)	Number of Shares Acquired on Vesting(3)	Value Realized on Vesting(4)
Louis Hernandez, Jr.	—	—	142,294	$931,212
Brian E. Agle	—	—	—	$—
Jeff Rosica	—	—	37,676	$246,664
Jason A. Duva	—	—	20,920	$137,325
Dana Ruzicka			10,938	$91,510
Ilan Sidi	—	—	7,051	$47,716
John W. Frederick (5)	610,319	$778,217	35,266	$228,916
(1) This amount represents the total number of options that were exercised.
(2) This amount is determined by the difference between the sales price of our common stock on the NASDAQ of the underlying options on the exercise date and the exercise price of the options.
(3) This amount represents the total number of shares that vested; however, the company withheld a portion of the shares to satisfy tax withholdings obligations.
(4) This amount was determined by multiplying the total number of shares of common stock underlying the restricted stock units by the closing price of our common stock on NASDAQ on the date the RSUs vested.
(5) Mr. Frederick resigned from his position with the company on August 1, 2016, and all unvested options and RSUs were forfeited and any vested options not exercised within three months of his departure were canceled.

Potential Payments Upon Termination or Change-in-Control
Potential Payments Upon Termination Other Than Following a Change-in-Control
The following table sets forth the estimated benefits that each of our NEOs, would be entitled to receive upon termination of his employment (other than a termination in connection with a change-in-control) if we terminated the NEO’s employment without cause or the NEO terminated his employment for good reason, as provided in his executive employment agreement or offer letter. These disclosed amounts assume that the NEO’s employment terminated on December 31, 2016. The amounts disclosed in the table are estimates only and do not necessarily reflect the actual amounts that would be paid to our NEOs, which amounts would only be known at the time that they become eligible for payment following their termination. In order for a NEO to be eligible to receive any of the payments and benefits detailed in the below table, he must execute a general release of claims against our company, excluding any claims relating to the company’s obligations with respect to certain severance payments, and continue to abide by the non-competition and non-solicitation obligations in accordance with the terms of his employment.

Named Executive Officer	Severance Amount(1)	Early Vesting of Stock Options(2)	Early Vesting of Restricted Stock and Restricted Stock Units(2)	Other(3)	Total
Louis Hernandez, Jr.	$2,100,000	$—	$1,266,054	$43,592	$3,409,646
Brian E. Agle	$385,000	[no acceleration]	[no acceleration]	$18,604	$403,604
Jeff Rosica	$712,589	[no acceleration]	[no acceleration]	$17,121	$729,710
Jason A. Duva	$264,144	[no acceleration]	[no acceleration]	$8,561	$272,705
Dana Ruzicka	$239,381	[no acceleration]	[no acceleration]	$8,144	$247,524
Ilan Sidi	$181,599	[no acceleration]	[no acceleration]	—	$181,599
John W. Frederick (4)	$—	$—	$—	$—	$—
(1) For Mr. Hernandez, this amount reflects the sum of (i) annual base salary in effect on the date of termination and (ii) a bonus equal to 100% plus a pro-rated percentage (based on days elapsed in the then current year) of the greater of his highest annual incentive bonus for the prior two years or 100% of his base salary.
The amount represents (i)(a) twelve months annual base salary for Messrs. Agle and Rosica, (b) six months annual base salary for Messrs. Duva, Ruzicka and Sidi, in both cases, in effect on the date of termination, plus (ii) target annual cash incentive compensation for the year of termination multiplied by the actual plan payout factor and a pro-ration percentage reflecting the number of months during the year the executive served (the table above reflects an assumed payout ratio at target bonus). Mr. Agle is entitled to the payment if he is terminated without cause or if he terminates his employment for good reason. Messrs. Rosica, Duva, Ruzicka and Sidi are entitled to the payment if they are terminated without cause as set forth in their offer letters. The payment to Mr. Hernandez is to be made in a lump sum; payment in respect of base salary to the other NEOs shall be made in installments, in accordance with the company’s payroll practices.
(2) Mr. Hernandez is entitled to one-year acceleration of vesting with respect to time-based equity held on the assumed termination date, December 31, 2016. This amount equals (i) with respect to options, the number of shares underlying the time-based option that would have vested based on the acceleration multiplied by the difference between $4.40, the closing price of our common stock on NASDAQ on December 31, 2016 and the exercise price of such option and (ii) with respect to RSUs, the number of shares of restricted stock units that would have vested based on the acceleration multiplied by $4.40, representing the closing price of our common stock on NASDAQ on December 31, 2016 less $0.01 per share.
(3) Includes (i) $15,000 for outplacement services for Mr. Hernandez and, and (ii) payments in lieu of medical benefits continuation for each NEOs as follows: 12 months for each of Mr. Hernandez: $28,592.07; Mr. Agle: $18,604.08; Mr. Rosica: $17,121.00; and six months each for Mr. Duva: $8,560.50 and Mr. Ruzicka: $8,143.80. For Mr. Hernandez, payment in lieu of medical benefits equals 167% of the company’s portion of such coverage.
(4) Mr. Frederick resigned from his position with the company in August 1, 2016. As a result of Mr. Frederick leaving the company voluntarily, he received no payments upon termination of his employment.
Potential Payments Upon Termination Following a Change-in-Control or During a Potential Change-in-Control
The following table sets forth the estimated benefits that each of our NEO who remained employed by the company as of December 31, 2016 would be entitled to receive if his employment were terminated by us without cause or if he terminates his employment with us for good reason within 12 months after a change-in-control of our company, or with respect to Messrs. Hernandez or Frederick, during a potential change-in-control, as provided for in his executive employment agreement or offer letter. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to our NEOs, which would only be known at the time that they become eligible for payment and would only be payable if a change-in-control of our company were to occur. The table below reflects the amount that could be payable under the various arrangements assuming that the change-in-control of our company (or with respect to Messrs. Hernandez and Frederick during a potential change-in-control of our company) occurred on December 31, 2016 and the NEO’s employment was immediately terminated. In order for a NEO to be eligible to receive any of the below payments and benefits, he must execute a general release of claims against our company, excluding any claims relating to the company’s obligations with respect to certain severance payments, and continue to abide by the non-competition and non-solicitation obligations in accordance with the terms of his employment.

Named Executive Officer	Severance Amount(1)	Early Vesting of Stock Options(2)	Early Vesting of Restricted Stock and Restricted Stock Units(2)	Other(3)	Total
Louis Hernandez, Jr.	$3,500,000	$—	$1,266,054	$57,888	$4,823,942
Brian E. Agle	$577,500	$—	$1,078,623	$27,906	$1,684,029
Jeff Rosica	$937,589	$—	$207,137	$17,121	$1,161,847
Jason A. Duva	$424,144	$—	$146,266	$17,121	$587,531
Dana Ruzicka	$239,381	[no acceleration]	[no acceleration]	$8,144	$247,525
Ilan Sidi	$181,599	[no acceleration]	[no acceleration]	$—	$181,599
John W. Frederick (4)	$—	$—	$—	$—	$—

(1) For Mr Hernandez, this amount reflects the sum of (i) 1.5 times the sum of the annual base salary in effect on the date of termination plus the termination bonus (the highest of the executive’s base salary or annual incentive bonus for either of the past two years), and (ii) the product of the termination bonus and one hundred percent plus a pro ratio percentage reflecting the portion of the fiscal year the executive served.
For Mr. Agle, the amount reflects 18 months annual base salary. For Messrs. Rosica, Duva, Ruzicka and Sidi this amount represents (i)18, 12, 6 and 6 months annual base salary, respectively, in effect on the date of termination (ii) target annual cash incentive compensation for the year of termination multiplied by the actual plan payout factor and a pro-ration percentage reflecting the number of months during the year the executive served (the table above reflects an assumed payout ratio at target bonus). Mr. Agle is entitled to the payment if he is terminated without cause or if he terminates his employment for good reason. Messrs. Rosica, Duva, Ruzicka and Sidi are entitled to the payment if they are terminated in the role set forth in their offer letter without cause.
Payment to Mr. Hernandez are to be made in a lump sum; payment in respect of base salary to the other NEOs shall be made in installments, in accordance with the company’s payroll practices.
(2) Messrs. Hernandez, Agle and Duva were entitled to full acceleration of vesting with respect to unvested equity awards held on the assumed termination date. Mr. Rosica was entitled to acceleration of 25% of unvested equity award held on the assumed termination date. Messrs. Hernandez, Agle and Duva were entitled to full acceleration of vesting with respect to time-based restricted stock and restricted stock units that they held on their assumed termination date, December 31, 2016. Mr. Rosica was entitled to acceleration of 25% of unvested equity awards on the assumed termination date, December 31, 2016. This amount equals the number of shares of restricted stock units that would have vested based on the acceleration multiplied by $4.40, representing the closing price of our common stock on NASDAQ on December 31, 2016 less $0.01 per share.
(3) Includes (i) $15,000 for outplacement services for Mr. Hernandez and (ii) payments in lieu of medical benefits continuation for each NEO as follows: 18 months for Mr. Hernandez: $42,888; 18 months Mr. Agle $27,906; 12 months for Mr. Rosica: $17,121; 12 months for Mr. Duva: $17,121; and six months for Mr. Ruzicka: $8,143.80. For Mr. Hernandez, payment in lieu of medical benefits equals 167% of the company’s portion of such coverage.
(4) Mr. Frederick resigned from his position with the company on August 1, 2016. As a result of Mr. Frederick leaving the company voluntarily, he received no payments upon termination of his employment.
Potential Payments Upon Termination Due to Death or Disability
Upon termination of employment due to death or disability, each NEO or his or her estate would be entitled to receive an amount equal to his or her annual base salary in effect on the date of death or disability, and an additional 12 months of vesting on all time-based unvested options, restricted stock and restricted stock units. Upon death or disability, Mr. Hernandez or his estate would be entitled to receive $822,800. This amounts represents Mr. Hernandez' annual base salary in effect on the date of death or disability ($700,000) plus (ii) the value to Mr.Hernandez of 12 months of acceleration of time-based unvested options, restricted stock and restricted stock units as set forth in the table entitled "Potential Payments Upon Termination Other Than Following a Change-in-Control."
In the event of disability, the payment amount is offset by any benefit payable under the company’s long-term disability plan.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information with respect to stock options and other equity awards under our equity compensation plans as of December 31, 2016.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted‑Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders(3)	4,734,983	$10.29	1,089,131
Equity Compensation Plans Not Approved by Security Holders(4)	268,300	$27.07	—
Total	5,003,283	$10.43	1,089,131

(1)	Includes only stock options and restricted stock units outstanding under our equity compensation plans since no warrants or other rights were outstanding as of December 31, 2016.

(2)	The weighted average exercise price of outstanding options does not take into account restricted stock units, which have a de minimis purchase price.

(3)	Includes 1997 Stock Incentive Plan, as amended; Amended and Restated 2005 Stock Incentive Plan, and 2014 Stock Incentive Plan.

(4)	Includes our 1997 Stock Option Plan; 1998 Stock Option Plan; Amended and Restated 1999 Stock Option Plan.
The following are summaries of our equity compensation plans that have not been approved by our stockholders:
1997 Stock Option Plan.  Our 1997 Stock Option Plan was adopted by our board of directors in December 1997 and provides for the grant of non-statutory stock options for up to 1,000,000 shares of common stock. As of December 31, 2016, there were 1,200 shares reserved for issuance upon the exercise of outstanding options granted under this plan. No shares are available for future issuance under the plan.
1998 Stock Option Plan.  Our 1998 Stock Option Plan was adopted by our board of directors in December 1998 and provides for the grant of non-statutory stock options for up to 1,500,000 shares of common stock. As of December 31, 2016, there were 5,900 shares reserved for issuance upon the exercise of outstanding options granted under this plan. No additional shares will be issued under the plan.
Amended and Restated 1999 Stock Option Plan.  Our Amended and Restated 1999 Stock Option Plan was adopted by our board of directors in November 1999 and provides for the grant of non-statutory stock options for up to 4,750,000 shares of common stock, of which up to 500,000 shares may be issued as restricted stock. As of December 31, 2016, there were 15,500 shares reserved for issuance upon the exercise of outstanding options granted under this plan. No additional shares will be issued under the plan.
The 1997, 1998 and 1999 plans contain provisions addressing the consequences of a change-in-control of our company. If our company undergoes a change-in-control, we must provide that all outstanding options are either assumed or substituted for by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not assume or substitute for the outstanding options, then our board of directors must either cash out or accelerate the options to make them fully exercisable prior to the change-in-control.

PROPOSAL 2 - RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal Summary
On March 8, 2017, we appointed BDO USA, LLP ("BDO") as our independent registered public accounting firm for the fiscal year ending December 31, 2017. We are asking stockholders to ratify our audit committee’s selection.
We are not required to have the stockholders ratify the selection of BDO as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the selection, the audit committee will reconsider whether or not to retain BDO, but may retain such independent auditor. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the company and its stockholders.
Representatives of BDO are expected to be present at the annual meeting. They will have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions from our stockholders.
Board Recommendation
Our board of directors recommends that our stockholders vote FOR the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Independent Registered Public Accounting Firm Fees
The following table summarizes the aggregate fees and related expenses paid by us (i) to Deloitte & Touche LLP ("Deloitte") for professional services rendered for the audit of the financial statements for the year ended December 31, 2015, and (ii) BDO for professional services rendered for the audit of the financial statements for the year ended December 31, 2016.

	in Thousands
	2016	2015
Audit Fees	$2,000	$5,730
Audit-Related Fees	—	—
Tax Fees	$—	$483
All Other Fees	$117	—
Total	$2,117	$6,213
Audit Fees. The audit fees listed for the fiscal year ended ended December 31, 2015 were for professional services rendered by Deloitte in connection with work done in preparation of the audits of the consolidated financial statements included in the Forms 10-K, audit of our internal control over financial reporting for and as of December 31, 2015, reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, subsidiary audits, issuance of consents, and assistance with the review of documents filed with the SEC.
The audit fees listed for the fiscal year ended ended December 31, 2016 were for professional services rendered by BDO in connection with work done in preparation of the audits of the consolidated financial statements included in the Forms 10-K, audit of our internal control over financial reporting for and as of December 31, 2016, reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, subsidiary audits, issuance of consents, and assistance with the review of documents filed with the SEC.
Tax Fees. The tax fees listed were for services related to tax compliance, tax advice and tax planning services rendered, with respect to 2015, by Deloitte. Tax compliance services include primarily the preparation or review of original and amended tax returns. Tax advice and tax planning services relate to tax advice concerning mergers and acquisitions, a U.S. research tax credit study, legal entity restructuring, consultations regarding transfer pricing, tax assistance provided to expatriate employees and other general tax advice.
The other fees listed for 2016 were paid to BDO in connection with statutory audits for certain of our international subsidiaries and consulting services provided.
All of these services were approved by our audit committee.
Pre-Approval Policies and Procedures
Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee. Any pre-approved audit or non-audit services are detailed as to the particular type of services to be provided and are generally subject to a maximum dollar amount.
Audit Committee Report
The audit committee assists our board in its oversight of our financial reporting process. The audit committee’s responsibilities are more fully described in its charter, which can be accessed from the corporate governance page in the investor relations section of the company’s website at www.avid.com.
The audit committee has reviewed the company’s audited consolidated financial statements for the fiscal year ended December 31, 2016 and has discussed these consolidated financial statements with management. The company’s management is responsible for internal controls and the financial reporting process. The audit committee regularly discusses the reports relating to internal control over financial reporting submitted to the audit committee by the internal auditor, who has unrestricted access to the audit committee. The company’s independent registered public accounting firm is responsible for performing an independent audit of (i) the company’s consolidated financial statements, and (ii) the effectiveness of the company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), and for issuing reports thereon.
The audit committee reviewed and discussed with the independent registered public accounting firm the audited consolidated financial statements for the fiscal years ended December 31, 2016 and the matters required to be discussed by the auditing standards of the PCAOB.
The independent registered public accounting firm provided the audit committee with the written disclosures and the letter required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the committee has discussed with the independent registered public accounting firm its independence from the company.
Based on its discussions with the company’s management and the independent registered public accounting firm, as well as its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the board that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2016.

AUDIT COMMITTEE
Nancy Hawthorne, Chair Paula E. Boggs Peter M. Westley

PROPOSAL 3 - Amendment to the Company's 2014 Stock Incentive Plan under which to increase the number of shares authorized for issuance
Proposal Summary
We believe stock-based incentive compensation aligns the interests of our key employees, executive officers, outside directors, consultants and advisors with the interests of our stockholders. On October 29, 2014, our stockholders approved our 2014 Stock Incentive Plan, which we refer to as the 2014 Plan.
The 2014 Plan authorized 3,750,000 shares of common stock (subject to adjustment for stock splits and similar events) for issuance. No shares previously authorized under our Amended and Restated 2005 Stock Incentive Plan were carried over to the 2014 Plan, and no further awards were granted under the Amended and Restated 2005 Stock Incentive Plan after the adoption of the 2014 Plan. No additional shares were requested to be approved by stockholders at our annual meetings in 2015 or 2016. As of March 9, 2017, there remained 430,842 shares authorized and available for issuance under the 2014 Plan and 197 people were eligible to participate in the 2014 Plan.
We are asking our stockholders to approve an amendment to the 2014 Plan to increase the shares authorized for issuance under the 2014 Plan by an additional 1,290,000 shares so that we may continue to provide stock-based incentive compensation to attract, retain and reward key individuals who are critical to our long-term success. This amendment to the 2014 Plan will enable our board to award incentive and non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards to our employees, executive officers, outside directors, consultants and advisers. Awards to all of these individuals, except for outside directors, may be performance-based.
If stockholders do not approve the proposal to increase the number of shares of common stock available under the 2014 Plan, the company expects that it will have an insufficient number of shares available to make equity-based compensation a meaningful part of our employees’ and officers’ overall compensation beginning this year. As such, the company believes its ability to retain and attract talented personnel will be adversely affected due to the ability of the company’s competitors to offer long-term equity compensation to those individuals. Additionally, we would have to consider providing additional cash compensation to our key employees to maintain competitive levels of compensation. Furthermore, our ability to align compensation with the interests of stockholders would be greatly diminished.
The amendment to the 2014 Plan (which we refer to collectively, with the remainder of the 2014 Plan, as the "Amended and Restated 2014 Plan"), which would increase the shares authorized for issuance under the plan by an additional 1,290,000 shares, was recommended by the compensation committee and approved by our board on March 9, 2017, subject to stockholder approval.
On March 23, 2017, the last reported bid price of our common stock was $4.88 per share.
Board Recommendation
Our board of directors recommends that the stockholders vote “FOR” the approval of the amendment to our 2014 Stock Incentive Plan.
Highlights of the Amended and Restated 2014 Plan
The following plan highlights, and the plan description that follows, are qualified in their entirety by reference to the full text of the Amended and Restated 2014 Plan, a copy of which is attached as Appendix A to this proxy statement.
Our board of directors believes that the following features of the Amended and Restated 2014 Plan are closely aligned with the interests of our stockholders and are consistent with sound corporate governance practices:

•
Option Exercise Price Must Not Be Lower Than Fair Market Value. The Amended and Restated 2014 Plan prohibits the granting of stock options or stock appreciation rights with exercise prices lower than 100% of the fair market value of the underlying shares on the date of grant, except for substitute awards made in connection with a merger or other corporate transaction.

•
No Repricings Without Stockholder Approval. Other than in connection with a stock split or similar change in the number of outstanding shares, the Amended and Restated 2014 Plan prohibits the repricing of stock options and stock appreciation rights without the approval of stockholders.

•
Limited Grants of Awards to Outside Directors. We may grant options, restricted stock, restricted stock units, or a combination of these awards upon an outside director’s initial election to our board of directors and annually for his or her continued service on the board. The Amended and Restated 2014 Plan limits the “expected value” of these awards to a dollar amount determined by our compensation consultant based on a review of compensation paid by peer companies; this dollar amount for any award may not exceed $230,000 as of the date of grant. The expected value of an option or SAR is the value of the award on the date of grant, as determined by our board of directors using a reasonable valuation method. The expected value for restricted stock and restricted stock units is the fair market value of our common stock covered by the award on the date of grant.

•	Duration of Stock Options. Options and SARs may not be exercised more than ten years after grant.

•
Share Counting. Shares tendered to us by a participant in the Amended and Restated 2014 Plan to purchase shares of common stock upon the exercise of an award or to satisfy tax withholding obligations, including shares retained from the award creating the tax obligation, will not be available for the future grant of awards. Also, shares that we purchase on the open market do not become available for issuance as future awards under the Amended and Restated 2014 Plan. For options and stock appreciation rights that may be settled in common stock, the full number of shares subject to the option or stock appreciation right will be counted against the shares available under the Amended and Restated 2014 Plan regardless of the number of shares actually used to settle such option or stock appreciation right upon exercise.

•
Section 162(m) of the Internal Revenue Code. The Amended and Restated 2014 Plan has been structured so that awards under it can qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code and therefore be exempt from the cap under Section 162(m) on the amount of compensation that can be deducted for federal income tax purposes.

In connection with the proposed increase in shares authorized for issuance under the 2014 Plan, the board of directors also approved the following changes to the 2014 Plan:

•
In addition to prohibiting the repricing of stock options and stock appreciation rights without stockholder approval, the Amended and Restated 2014 Plan now also explicitly prohibits the cash buyout of underwater stock options and stock appreciation rights without the approval of stockholders.

•
In addition to prohibiting the payout of dividends and dividend equivalents on unvested shares of restricted stock and restricted stock awards, the Amended and Restated 2014 Plan now also prohibits the payout of dividends or dividend equivalents on appreciation awards.

•
The definition of reorganization event has been revised under the Amended and Restated 2014 Plan to clarify that a reorganization event will not be deemed to occur in connection with (i) a merger or reorganization of the company, the sole purpose of which is to reincorporate the Company in a different state, or (ii) any public offering of stock, the primary purpose of which is to raise additional capital, unless the event occurs in connection with an event, transaction, or series of transactions that constitute a change in control under the terms of the Amended and Restated 2014 Plan.

Description of the Amended and Restated 2014 Plan
Authorized Shares and Share Counting

If approved by stockholders, the Amended and Restated 2014 Plan would authorize 5,040,000 shares of common stock for issuance pursuant to awards. For purposes of counting the number of shares available:
All shares of common stock covered by independent SARs (i.e., SARs not granted in tandem with an option) that may be settled in common stock (including SARs that may be settled in either cash or common stock) will be counted against the number of shares available for the grant of awards. Independent SARs that may be settled only in cash will not be counted against the number of shares available for the grant of awards.

•
If any award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to the award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any shares of common stock not being issued, the unused shares of common stock covered by the award will again be available for the grant of awards; provided, however, that in the case of options and SARs that may be settled in common stock (including options and SARs that may be settled in common stock or cash), the full number of shares subject to the option or SAR will be counted against the shares available under the Amended and Restated 2014 Plan regardless of the number of shares actually used to settle such option or SAR upon exercise.

•
Shares of common stock tendered to us by a participant in the Amended and Restated 2014 Plan to purchase shares of common stock upon the exercise of an award or to satisfy tax withholding obligations, including shares retained from the award creating the tax obligation, will not be added back to the number of shares available for the future grant of awards.

•	Shares of common stock repurchased by us on the open market using the proceeds from the exercise of an award will not increase the number of shares available for future award grants.
Types of Awards

The Amended and Restated 2014 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options, restricted stock, restricted stock units, SARs and other stock-based awards.
Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are set forth in the stock option agreement. The exercise price for options may not be less than 100% of the fair market value of our common stock on the date of grant (or, if the exercise price is to be determined after the grant date, the exercise price may not be less than 100% of the fair market value on that future date). The exercise period for any option must expire no later than ten years after the date of grant. In accordance with tax requirements, additional restrictions apply to the exercise price and expiration date of incentive stock options granted to optionees holding more than 10% of the voting power of our company. Such options may not be granted at an exercise price less than 110% of the fair market value on the date of grant and must expire no later than five years after the date of grant.
Without stockholder approval, no outstanding option may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of that option, except in connection with a stock split or similar event. Our board of directors may not, without stockholder approval, cancel any outstanding options and grant in substitution for those options new options under the Amended and Restated 2014 Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the canceled options (except for substitute awards made in connection with a merger or other corporate transaction). In addition, no option may contain any provision entitling the holder of the option to the automatic grant of additional options in connection with the exercise of the original option. The Amended and Restated 2014 Plan permits the following forms of payment of the exercise price of options:
•Cash or check;
•Net share settlement or a similar procedure;
•Surrender of certain shares of common stock to us;
•Any other lawful means acceptable to us; or
•Any combination of these forms of payment.
Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder on exercise to receive an amount of common stock or cash determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be based solely on appreciation in the fair market value of our common stock or on a comparison of appreciation with some other measure of market growth, such as appreciation in a recognized market index.
The exercise price for any SAR may not be less than 100% of the fair market value of our common stock on the date of grant (and, if the exercise price is to be determined after the grant date, the exercise price may not be less than 100% of the fair market value on that future date). The exercise period for any SAR must expire no later than ten years after the date of grant. Without stockholder approval, no outstanding SAR may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of the outstanding SAR, except in connection with a stock split or similar event. Our board of directors may not, without stockholder approval, cancel any outstanding SAR and grant in substitution for that SAR a new award under the Amended and Restated 2014 Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the canceled SAR (except for substitute awards made in connection with a merger or other corporate transaction).
Restricted Stock and Restricted Stock Unit Awards. Restricted stock awards grant recipients shares of common stock, subject to our right to repurchase all or part of those shares from the recipient (or to require forfeiture of such shares if issued at no cost) if the conditions specified in the applicable award are not satisfied before the end of the applicable restriction period. Restricted stock unit awards entitle the recipient to receive shares of common stock in the future, or an amount of cash equal to the value of shares of common stock to be delivered in the future subject to specified vesting conditions determined by our board of directors.
Other Stock-Based Awards. The Amended and Restated 2014 Plan allows our board of directors to grant other stock-based awards having such terms and conditions as our board of directors may determine, including the grant of shares based upon certain conditions or to be delivered in the future and the grant of securities convertible into shares of common stock.
Vesting Conditions
Awards granted under the Amended and Restated 2014 Plan may vest on the basis of the passage of time, on the achievement of specified performance criteria, or a combination of both. Restricted stock, restricted stock unit, and other stock-based awards that vest solely on the passage of time generally may not vest before the first anniversary of the date of grant. However, subject to the requirements of Section 162(m) of the Internal Revenue Code (for certain performance-based awards), our board of directors or its designee has discretion to accelerate vesting in extraordinary circumstances, including a participant’s change in employment status, certain corporate transactions, a participant’s estate planning needs, and other nonrecurring significant events that affect us, a participant, or the Amended and Restated 2014 Plan. The performance criteria for awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) will be based on one or more of the following measures: earnings (which may include earnings before interest, taxes, depreciation, and/or amortization, earnings before or after discontinued operations, and net earnings (before or after taxes), and may be determined in accordance with generally accepted accounting principles in the United States (“GAAP”) or adjusted to exclude any or all non-GAAP items); earnings per share (on a GAAP or non-GAAP basis); operating profit before or after discontinued operations and/or taxes; operating expenses or operating expenses as a percentage of revenue; revenues (on an absolute basis or adjusted for currency effects); revenue growth; organic revenue growth; net revenue growth; earnings growth; cash flow (including operating cash flow, free cash flow, cash flow return on equity, cash flow per share, and cash flow return on investment) or cash position; operating margins; gross margins; stock price; return on equity or average stockholders’ equity; total stockholder return; growth in stockholder value relative to the moving average of the S&P 500 Index or another index; return on capital; return on assets or net assets; return on investment; return on sales; return on revenue; market share; improvement of financial ratings; achievement of balance sheet or income statement objectives or total shareholder return (all of the foregoing measures may be absolute in their terms or measured against or in relationship to other companies or benchmarks); contract awards or backlog; overhead or other expense targets; credit rating; customer indicators; new product invention or innovation; attainment of research and development milestones; improvements in productivity; productivity ratios; attainment of objective operating goals and employee metrics; operating profit after tax; net operating profit; economic profit; economic value added; sales; sales productivity; sales growth; net income; adjusted net income; operating income; operating income growth; operating unit contribution; achievement of annual operating profit plans; debt level; net worth; strategic business criteria consisting of one or more objectives based on meeting specified market penetration or market share; geographic business expansion; objective goals relating to divestitures, joint ventures, mergers, acquisitions, and similar transactions; implementation or completion of specified projects or processes strategic or critical to the Company’s business operations; individual business objectives; objective measures of brand recognition/acceptance; performance achievements on designated projects or objectives; objective measures of regulatory compliance; successful completion of internal or external audits; successful integration of business units; successful hiring, retention of talent, or other succession planning; objective measures of employee engagement and satisfaction; operating efficiency; working capital targets; market capitalization; and profitability.
The preceding performance criteria may be absolute in their terms or measured against or in relationship to other companies or benchmarks. Performance measures may be adjusted to exclude extraordinary items, gains or losses on the dispositions of discontinued operations, the cumulative effects of changes in accounting principles, the write-down of any asset, and charges for restructuring and rationalization programs.
The cash or number of shares of common stock payable in connection with any performance-based award may be adjusted downward, but not upward, and the performance conditions for awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be waived except in the case of the death or disability of the participant or a change-in-control of our company.

Eligibility to Receive Awards
Our employees, officers, outside directors, consultants and advisers are eligible to be granted awards under the Amended and Restated 2014 Plan. The maximum number of shares of common stock with respect to which awards may be granted or paid to any participant under the Amended and Restated 2014 Plan is 1,000,000 shares per calendar year. The maximum amount payable to a participant pursuant to performance-based awards settled in cash is $7,000,000 per calendar year. As of March 9, 2017, approximately 197 persons would be eligible to receive awards under the Amended and Restated 2014 Plan, including all of our executive officers and six outside directors. The granting of awards under the Amended and Restated 2014 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.
Outside directors may receive awards only pursuant to Section 7 of the Amended and Restated 2014 Plan, which provides for an initial award upon an outside director’s commencement of service on our board of directors, and annual awards thereafter. The expected value of each award will be determined in consultation with our compensation consultant based on a review of compensation paid by peer companies; the expected value of each award, as defined above, will not exceed $230,000 as of the date of grant.
Stock options granted to outside directors generally vest in full on the first anniversary of the date of grant. Restricted stock and restricted stock units granted to outside directors may not vest before the first anniversary of the date of grant, except in extraordinary circumstances (including a director’s death or disability, a director’s attainment of mandatory retirement age or retirement following at least seven years of service, certain corporate transactions, and other nonrecurring significant events that affect us, a director, or the Amended and Restated 2014 Plan).

Administration
The Amended and Restated 2014 Plan will be administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended and Restated 2014 Plan and to interpret the provisions of the Amended and Restated 2014 Plan and award agreements entered into under the Amended and Restated 2014 Plan. Our board of directors may delegate authority under the Amended and Restated 2014 Plan to a committee or subcommittees of our board of directors. Our board of directors has authorized our compensation committee to administer certain aspects of the Amended and Restated 2014 Plan, including the granting of awards to executive officers. In addition, our board of directors may delegate to one or more of our employees the power to grant awards to one or more employees, subject to such guidelines as the board may establish. No employee may grant awards to any of our executive officers (as defined by Rule 3b-7 under the Exchange Act) or officers (as defined by Rule 16a-1 under the Exchange Act).

Subject to any limitations contained in the Amended and Restated 2014 Plan or applicable law, our board of directors, our compensation committee, our chief executive officer, or any other employee or committee to which our board of directors delegates authority, as the case may be, selects the recipients of awards and determines:

•	The number of shares of common stock covered by options and the dates upon which the options become exercisable;

•
The exercise price of options and SARs, which may not be less than 100% of the fair market value of our common stock on the date of grant (except for substitute awards made in connection with a merger or other corporate transaction);

•	The duration of options and SARs, which may not exceed ten years; and

•
The number of shares of common stock subject to any restricted stock, restricted stock unit or other stock-based award and the terms and conditions of those awards, including conditions for repurchase, issue price and repurchase price, if applicable.

Our board of directors is required to make appropriate adjustments in connection with the Amended and Restated 2014 Plan and any outstanding awards to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The Amended and Restated 2014 Plan also contains provisions addressing the consequences of any reorganization event, which is defined as:

•
Any merger or consolidation of our company with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property or is canceled;

•	Any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction; or

•	The liquidation or dissolution of our company.
In connection with a reorganization event, our board of directors may take any one or more of the following actions with respect to awards, other than awards of restricted stock, under the Amended and Restated 2014 Plan:

•	Provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation;

•	Provide that a participant’s unexercised awards will terminate immediately before the consummation of the reorganization event unless exercised by the participant within a specified period;

•	Provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part before or upon the reorganization event;

•
For a reorganization event under the terms of which holders of common stock will receive upon consummation of that event a cash payment, which we refer to as the acquisition price, for each share surrendered in the reorganization event, make or provide for a cash payment to a participant equal to the excess, if any, of the acquisition price times the number of shares of common stock subject to the participant’s awards (to the extent the exercise price does not exceed the acquisition price) over the aggregate exercise price of all outstanding awards and any applicable tax withholdings, in exchange for the termination of the awards;

•
Provide that, in connection with the liquidation or dissolution of our company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price and any applicable tax withholdings); and

•	Any combination of the foregoing.
With regard to restricted stock awards, upon the occurrence of a reorganization event, other than the liquidation or dissolution of our company, our repurchase and other rights under outstanding restricted stock awards will inure to the benefit of the acquiring or succeeding corporation (subject to the authority of our board of directors to accelerate vesting, as described above). Unless our board of directors determines otherwise, such rights will apply to the cash, securities or other property that the common stock was converted into or exchanged for pursuant to the reorganization event in the same manner and to the same extent as they applied to the common stock subject to the award of restricted stock. Upon the occurrence of a reorganization event involving the liquidation or dissolution of our company, except to the extent specifically provided to the contrary in the restricted stock agreement or any other agreement between a participant and us, all restrictions and conditions on all awards of restricted stock then outstanding will automatically be deemed terminated or satisfied.
Amendment or Termination

No award may be made under the Amended and Restated 2014 Plan after October 29, 2024, but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the Amended and Restated 2014 Plan. However, without the approval of our stockholders, no amendment may:

•	Materially increase the number of shares authorized under the Amended and Restated 2014 Plan (except in connection with a stock split or similar event);

•	Materially expand the class of participants eligible to participate in the Amended and Restated 2014 Plan;

•	Expand the types of awards provided under the Amended and Restated 2014 Plan; or

•	Make any other changes that require stockholder approval under NASDAQ rules.

In addition, if at any time the approval of our stockholders is required for any other modification or amendment under Section 422 of the Internal Revenue Code with respect to incentive stock options, our board of directors may not effect such modification or amendment without such approval.
If our stockholders do not approve the adoption of the amendment, the 2014 Plan will have insufficient shares remaining for awards thereunder. In such event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

U.S. Federal Income Tax Consequences
The following summarizes the U.S. federal income tax consequences that will generally arise with respect to awards granted under the Amended and Restated 2014 Plan. This summary is based on the U.S. tax laws in effect as of the date of this proxy statement. This summary assumes that all awards granted under the Amended and Restated 2014 Plan will be either exempt from or compliant with Section 409A of the Internal Revenue Code. Changes to U.S. tax laws could alter the tax consequences described below. This is not intended to be a complete analysis and discussion of the federal income tax treatment of awards, and does not discuss estate, gift, employment, and net investment income taxes or the tax laws of any municipality, state, or foreign country. We (or a designated payer) will generally withhold required taxes in connection with the exercise or payment of an award, and may require the participant to pay such taxes as a condition to exercise of an award.
Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant generally will not have income upon exercise of an incentive stock option; however, if an option is exercised more than three months after the participant terminates employment with us and our 50% or more-owned corporate subsidiaries (or more than one year after the participant terminates employment due to permanent and total disability), the option will be treated like a nonstatutory stock option, as described below. This timing restriction generally does not apply when an incentive stock option is exercised by a deceased participant’s estate (or the person who inherited the option by bequest or inheritance), if the participant’s death occurred before the deadline. The value recognized upon exercise of an incentive stock option is included in taxable income for purposes of calculating the alternative minimum tax.
A participant will have income upon the sale of shares of common stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, all of the profit will be long-term capital gain. If a participant sells the stock before satisfying these waiting periods, the participant will have engaged in a disqualifying disposition, in which case the participant will realize (a) compensation income equal to the excess, if any, of the lesser of the proceeds received or the value of the shares on the date of exercise over the exercise price and (b) capital gain equal to the excess, if any, of the proceeds received over the value of the shares on the date of exercise. The capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), the loss will be a capital loss. This capital loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant will have compensation income upon the exercise of a stock appreciation right equal to the value of the stock and/or cash received on the day the participant exercised the stock appreciation right less the exercise price. Upon the sale of stock acquired from exercising a stock appreciation right, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Restricted Stock. A participant will not have income upon the grant of restricted stock unless the participant makes an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income on the date of grant equal to the value of the stock on the date of grant less any purchase price paid by the participant for the restricted stock. If shares are forfeited before the restrictions lapse, the participant will not be entitled to a corresponding deduction. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. Any capital gain or loss will be long-term if the participant held the stock for more than one year from the date of grant and otherwise will be short-term. If the participant does not make a Section 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less any purchase price paid by the participant for the restricted stock. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year from the vesting date and otherwise will be short-term.
Restricted Stock Units. On the date of delivery of cash or stock pursuant to a restricted stock unit, a participant will have compensation income equal to the amount of cash or the fair market value of the stock on such date less any purchase price. A participant is not permitted to make a Section 83(b) election for a restricted stock unit. If the restricted stock unit is settled in stock, then the participant will have capital gain or loss when the stock is sold, equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Other Stock-Based Awards. The tax consequences associated with stock any other stock-based awards granted under the Amended and Restated 2014 Plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.
Tax Consequences to Us. In general, there will be no tax consequences to us upon the grant of any award. We will be entitled to a deduction when a participant has compensation income. The deduction amount will generally be the same as the amount of the participant’s compensation income, except that the deduction with respect to our chief executive officer and our three highest-paid officers other than the chief executive officer and chief financial officer is capped at $1,000,000 per covered officer per year, with certain exceptions. This deductibility cap does not apply to awards that qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code.

PROPOSAL 4 - NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS
Proposal Summary
In accordance with Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in the section titled “Executive Compensation - Compensation Discussion and Analysis” and in the compensation tables and any related narrative discussion contained in this proxy statement.
As an advisory vote, this proposal is not binding. However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future executive compensation decisions.
As we describe in detail in the “Executive Compensation - Compensation Discussion and Analysis,” we believe our executive compensation program embodies a pay for performance philosophy that advances our business strategy and aligns the interests of our executives with our stockholders.
Significant milestones of 2016 include:

•
We achieved significant customer wins, including the ten-year Sinclair managed services contract, which underscores the potential of Avid Everywhere and our framework agreement with Al Jazeera Media Network which includes a Global Services Agreement and Global Product Call-off Agreement cementing the companies' strategic relationship;

•
We made substantial progress in our transition to a subscription based model, which is another key element of our strategy. We started offering cloud-based subscription licensing options for some of our products and solutions in 2014, and had more than 60,000 paying cloud-enabled subscribers at the end of 2016, a 141% increase from 2015;

•	We continue our cost optimization projects to improve our efficiency and better align our resources with our strategic goals and our customers' needs; and

•	We enhanced our leadership structure and refined governance and compensation practices to further align leadership with stockholder interests.
During our strategic transformation, our compensation committee has focused on designing our executive compensation programs to align with stockholder value and ensure that we are focused on executing on our transformation to create stockholder value. As discussed in “2016 Executive Compensation Program Highlights” in CD&A, our executive compensation program provides an effective means to align executive compensation with achievement relative to specific financial and operational performance goals, as well as with long-term stockholder returns. For example, based on the company’s 2016 performance, as measured by three financial and operational metrics, the compensation committee awarded annual cash bonuses to our named executive officers at a level equal to 65% of target. This payout percentage below target reflected our 2016 performance and evidences the rigorous targets our compensation committee has historically set and continues to set.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our philosophy, policies and practices as described in this proxy statement. Our board of directors is asking stockholders to approve on an advisory, non-binding basis, the following resolution:
RESOLVED, that the stockholders of Avid Technology, Inc. approve, on an advisory basis, our named executive officer compensation, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this proxy statement.
Board Recommendation
Our board of directors recommends that our stockholders vote to approve our compensation for our named executive officers by voting FOR the resolution above in Proposal 4.

PROPOSAL 5- NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES.
Summary Proposal
In this Proposal 5, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future stockholder advisory votes on executive compensation. Section 14A of the Exchange Act requires that the company’s stockholders have the opportunity to recommend how frequently the company should provide an advisory vote on its executive compensation, as disclosed pursuant to the SEC’s executive compensation disclosure rules, such as Proposal 4 above.
After careful consideration, our board of directors has determined that an advisory vote on our executive compensation that occurs every year (annually) is the most appropriate alternative, and therefore the board recommends that stockholders vote for an annual advisory vote on our executive compensation. We believe that an annual vote gives stockholders the opportunity to react promptly to emerging trends in compensation and provide feedback to the board before those trends become pronounced over time, while also giving the board and the compensation committee the opportunity to evaluate individual compensation decisions each year in light of ongoing stockholder feedback. Additionally, an annual advisory vote on executive compensation is consistent with the company’s policy of seeking input from, and engaging in discussions with, stockholders on corporate governance matters and executive compensation.
Stockholders are presented with four choices for the frequency of the advisory vote on executive compensation: (1) every one year, (2) every two years, (3) every three years or (4) abstain. Stockholders are not voting on the approval or disapproval of the board’s frequency recommendation. The option of one year, two years or three years that receives the highest number of votes cast by the stockholders will be the frequency for the advisory vote on executive compensation that has been recommended by the stockholders.
 Independent of the timing of the executive compensation advisory vote, we encourage stockholders to contact our board of directors at any time to provide feedback about corporate governance and executive compensation matters.  While our board of directors intends to carefully consider the stockholder vote resulting from this proposal, the final vote is advisory in nature and will not be binding on us. The board may decide that it is in the best interests of the company and its stockholders to select a frequency of advisory vote on executive compensation that differs from the option that receives the highest number of votes from stockholders.
Board Recommendation
The board of directors believes that holding the executive compensation advisory vote every year is in the best interests of our company and our stockholders and recommends that our stockholders vote for a frequency of EVERY ONE YEAR for future stockholder advisory votes on executive compensation.

BENEFICIAL OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners and Management
The following table provides information with respect to the beneficial ownership of our common stock as of January 31, 2017 (unless otherwise noted) by:

•	each person known by us to beneficially own (or have a right to acquire within 60 days) more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each executive officer named in the "Summary Compensation Table" (each a “named executive officer,” or “NEO”); and

•	all of our directors and executive officers as a group.
Percentage ownership calculations are based on 40,735,144 shares of common stock outstanding as of January 31, 2017.

Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Common Stock Outstanding(1),(2)
Greater than 5% Stockholders
Blum Capital Partners, L.P.(3) 909 Montgomery Street, Suite 400 San Francisco, CA 94133	6,515,857	16.0%
Cove Street Capital, LLC(4) 2101 E El Segundo Blvd. Suite 302 El Segundo, CA 90245	4,287,925	10.6%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	2,337,993	5.8%
Dimensional Fund Advisors LP(6) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,317,901	5.7%

Directors(7)
Robert M. Bakish	645,276	1.6%
Paula E. Boggs	7,424	*
Elizabeth M. Daley	63,276	*
Nancy Hawthorne	82,965	*
Youngme E. Moon	63,276	*
John H. Park	57,769	*
Peter M. Westley	—	*
Named Executive Officers(7)
Louis Hernandez, Jr.	1,394,527	3.3%
Brian E. Agle	—	*
Jeff Rosica	319,696	*
Jason A. Duva	339,842	*
Dana Ruzicka	82,760	*
Ilan Sidi	36,769	*
John W. Frederick	87,552	*
All directors and 2016 executive officers as a group	3,192,879	7.5%

*	Less than 1%.

(1)
The inclusion of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(2)
Any shares that a person or entity has the right to acquire within 60 days after January 1, 2017 are deemed to be outstanding for the purpose of calculating the percentage of outstanding common stock owned by that person or entity, but not for the purpose of calculating the percentage ownership of any other person or entity.

(3)
Amount and nature of ownership listed is based solely upon information contained in a Schedule 13D/A filed with the SEC by Blum Capital Partners L.P. and various entities affiliated with it on December 6, 2016. The shares are deemed to be beneficially owned by various entities for which Blum Capital Partners L.P. serves as an investment adviser. As of November 9, 2016, Blum Capital Partners L.P. had sole dispositive power and voting power over 6,515,857 shares; Richard C. Blum & Associates, Inc., had sole dispositive and voting power over 6,555,367 shares; Blum Strategic GP III, L.L.C had sole dispositive and voting power over 3,528,619 shares;

Blum Strategic GP III, L.P. had sole dispositive and voting power over 3,528,619 shares; BCP III AIV A, L.P. had sole dispositive and voting power over 3,528,619 shares; Blum Strategic GP IV, L.L.C had sole dispositive and voting power over 2,987,238 shares; Blum Strategic GP IV, L.P. had sole dispositive and voting power over 2,987,328 shares; and BCP IV AIV A, L.P. had sole dispositive and voting power over 2,987,338 shares.

(4)
Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by Cove Street Capital LLC on January 6, 2017. As of December 31, 2015, Cove Street Capital LLC had shared dispositive power and voting power over 3,789,010 shares and shared dispositive power and voting power over 489,815 shares.

(5)
Amount and nature of ownership listed is based soley upon information contained in Schedule 13G/A filed with the SEC by The Vanguard Group on February 9, 2017. As of December 31, 2016, The Vanguard Group had sole dispositive power over 2, 284,958 shares, sole voting power over 54,497 shares and shared dispositive power over 53,035 shares.

(6)
Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP and various entities affiliated on February 9, 2017. As of December 31, 2016, Dimensional Fund Advisors LP and various entities affiliated with it had sole dispositive power over 2,317901 shares and sole voting power over 2,225,870 shares.

(7)
Includes the following shares of Common Stock subject to options exercisable or restricted stock units vesting within 60 days after January 31, 2017: Mr. Bakish: 13,000; Dr. Daley: 20,000; Ms. Hawthorne: 39,689; Dr. Moon: 20,000; Mr. Park: 15,000; Mr. Hernandez:1,194,012; Mr. Rosica: 265,587; Mr. Duva: 284,841; Mr. Ruzicka: 35,256; and Mr. Sidi: 9,718; and all current directors and executive officers as a group: 1,900,661.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in ownership on a Form 4 or a Form 5. To our knowledge, based solely on a review of copies of reports filed by the persons required to file these reports and written representations from those persons, we believe that all reports required to be filed pursuant to Section 16(a) were timely filed with respect to the year ended December 31, 2016, except for (i) one transaction on Form 4 involving the purchase of 7,000 shares of common stock on November 16, 2016 by Mr. Billings that was inadvertently filed one business day after the due date, and (ii) one transaction on Form 4 involving the vesting of shares on November 15, 2016 by Ryan H. Murray, the company's Vice President of Finance, Chief Accounting Officer and Corporate Treasurer, that was inadvertently filed seven business days after the due date.

Appendix A
Avid Technology, Inc.
Amended and Restated
2014 Stock Incentive Plan
1. Purpose
The purpose of this Amended and Restated 2014 Stock Incentive Plan (the “Plan”) of Avid Technology, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align their interests with those of the Company’s stockholders.
2. Definitions
Unless the context clearly indicates otherwise, the following terms, when used in the Plan in capitalized form, shall have the meanings set forth below.
Award means an Option, SAR, Restricted Stock, Restricted Stock Units or Other Stock-Based Award granted under the Plan.
Award Agreement means (i) a written agreement (which may be electronic), including any amendment thereto, that sets forth the terms of an Award, or (ii) the document (written or electronic) evidencing an Award.
Board means the Board of Directors of Avid Technology, Inc.
Change in Control means:
(a) Subject to paragraphs (b) and (c), below, the first to occur of the following events:
(1) Any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of stock that, together with other stock held by such person, possesses more than 50 percent of the combined voting power of the Company's then-outstanding stock;
(2) Any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) ownership of stock of the Company possessing 30 percent or more of the combined voting power of the Company's then-outstanding stock;
(3) Any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) assets from the Company that have a total gross fair market value equal to 40 percent or more of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions (where gross fair market value is determined without regard to any associated liabilities); or
(4) During any 12-month period, a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of their appointment or election.
(b) A Change in Control shall not be deemed to occur by reason of:
(1) The acquisition of additional control of the Company by any person or persons acting as a group that is considered to “effectively control” the Company (within the meaning of guidance issued under Section 409A of the Code); or
(2) A transfer of assets to any entity controlled by the shareholders of the Company immediately after such transfer, including a transfer to (A) a shareholder of the Company (immediately before such transfer) in exchange for or with respect to its stock, (B) an entity, 50 percent or more of the total value or voting power of which is owned (immediately after such transfer) directly or indirectly by the Company, (C) a person or persons acting as a group that owns (immediately after such transfer) directly or indirectly 50 percent or more of the total value or voting power of all outstanding stock of the Company, or (D) an entity, at least 50 percent of the total value or voting power of which is owned (immediately after such transfer) directly or indirectly by a person described in clause (C), above.
(c) If a Participant is party to an employment agreement, offer letter, or other similar agreement with the Company that contains a definition of “Change in Control” or a similar term, a Change in Control shall not be deemed to have occurred with respect to such Participant unless the requirements for a Change in Control under both the Plan and such employment agreement, offer letter, or other similar agreement are satisfied.
Code means the Internal Revenue Code of 1986, as amended.
Committee means a committee or subcommittees of the Board to which the Board delegates any or all of its powers under the Plan pursuant to Section 4(b) (Appointment of Committees). For Awards that are intended to qualify as Performance-Based Compensation under Section 162(m) of the Code, Committee means the committee described in Section 12(j) (Performance Awards).
Common Stock means the common stock, $.01 par value per share, of Avid Technology, Inc.
Company means Avid Technology, Inc. Except where the context otherwise requires, the term Company also includes any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code and any other business venture (including joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board.
Covered Employee means any person who is, or whom the Committee, in its discretion, determines may be, a covered employee under Section 162(m)(3) of the Code.
Designated Beneficiary means the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, Designated Beneficiary means the Participant’s estate.
Divided Equivalent means a contractual right to receive payments equivalent to the amount of dividends paid with respect to shares of Common Stock.
Exchange Act means the Securities Exchange Act of 1934, as amended.
Expected Value means (a) for an Option or SAR, the value of the Award, as determined by the Board using a reasonable valuation method, on the date of grant, and (b) for Restricted Stock and Restricted Stock Units, the Fair Market Value of the shares of Common Stock covered by the Award, determined as of the date of grant.
Fair Market Value means, with respect to a share of Common Stock as of any date, unless the Board expressly determines otherwise, (i) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of determination; or (ii) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTC Bulletin Board market data vendor as listed on the OTC Bulletin Board website (otcbb.com) on the date of determination. If the Common Stock is not publicly traded, the Board shall determine the Fair Market Value for purposes of the Plan using any measure of value that it determines to be appropriate (including relying on appraisals); such measure of value shall be determined in a manner consistent with the valuation principles under Section 409A of the Code, except as the Board may expressly determine otherwise. For any date that is not a trading day, the Fair Market Value of a share of Common Stock shall be determined by using the applicable price for the immediately preceding trading day. The Board may substitute a particular time of day or other measure of price if appropriate because of exchange or market procedures or may, it its sole discretion, use weighted averages either on a daily basis or such longer period as is consistent with Options and SARs being exempt from Section 409A of the Code. The Board has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the Participant’s agreement that the Board’s determination is conclusive and binding even though others might make a different determination.
GAAP means generally accepted accounting principles in the United States.
Incentive Stock Option means an Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code.

NASDAQ means The NASDAQ Stock Market or any successor thereto.
Nonstatutory Stock Option means an Option that is not an Incentive Stock Option.
Option means an option to purchase Common Stock.
Other Stock-Based Award means an Award of shares of Common Stock or an Award that is valued in whole or in part by reference to, or is otherwise based on, shares of Common Stock or other property, including an Award entitling recipients to receive shares of Common Stock to be delivered in the future, granted under Section 10 (Other Stock-Based Awards) and not otherwise described by the terms of the Plan.
Outside Director means a member of the Board who is not, on the date of determination, (i) an employee of the Company or any subsidiary of the Company, (ii) the beneficial owner of 10% or more of the outstanding Common Stock of the Company (a “Significant Stockholder”), or (iii) a controlling stockholder, member or partner of a Significant Stockholder.
Participant means a person who receives an Award under the Plan. An individual shall continue to be a Participant for so long as such Award is outstanding and not forfeited.
Performance Award means an Award for which vesting, exercisability, payment, or settlement is conditioned on the achievement of performance objectives.
Performance-Based Compensation means “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.
Plan means the Avid Technology, Inc. 2014 Stock Incentive Plan, as set forth herein and amended from time to time.
Reorganization Event has the meaning set forth in Section 11(b) (Reorganization Events).
Restricted Stock means an Award entitling the recipient to acquire shares of Common Stock, subject to the right of the Company to repurchase from the Participant all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) if conditions specified by the Board in the applicable Award are not satisfied prior to the end of a specified restriction period.
Restricted Stock Award means an Award of Restricted Stock or Restricted Stock Units.
Restricted Stock Unit means an Award of a contractual right entitling the recipient to receive shares of Common Stock or an amount of cash equal to the value of shares of Common Stock, subject to satisfying specified vesting conditions.
Securities Act means the Securities Act of 1933, as amended.
Stock Appreciation Right or SAR means an Award entitling the holder, upon exercise, to receive an amount in Common Stock or cash determined in whole or in part by reference to appreciation, from and after the date of grant, in the value of a share of Common Stock.
3. Eligibility
All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive Awards under the Plan.
4. Administration and Delegation
(a) Administration by Board of Directors. The Plan shall be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award Agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to a Committee. All references in the Plan to the “Board” shall mean the Board or a Committee or the officers referred to in subsection (c) below (Delegation to Officers), to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to one or more employees of the Company or any of its present or future subsidiary corporations, and to exercise such other powers under the Plan as the Board may determine, subject to any limitations under the Plan and such guidelines as the Board may establish; provided, however, that no employee shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).
5. Stock Available for Awards
(a) Number of Shares; Share Counting.
(1)     Authorized Number of Shares. Subject to adjustment under Section 11 (Adjustments for Changes in Common Stock and Certain Other Events), Awards may be made under the Plan for up to 5,040,000 shares of Common Stock. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:
(i) All shares of Common Stock covered by independent SARs (i.e., SARs not granted in tandem with an Option) that may be settled in Common Stock (including SARs that may be settled in either cash or Common Stock) shall be counted against the number of shares available for the grant of Awards without regard to the number of shares of Common Stock actually issued upon settlement of such SARs. Independent SARs that may be settled only in cash shall not be so counted;
(ii) If any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that in the case of Options and SARs that may be settled in Common Stock (including Options and SARs that may be settled in Common Stock or cash), the full number of shares subject to the Option or SAR shall be counted against the shares available under the Plan regardless of the number of shares actually used to settle such Option or SAR upon exercise;
(iii) Shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and
(iv) Shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
(b) Sub-limits.
(1)         Section 162(m) Per-Participant Limit. Subject to adjustment under Section 11 (Adjustments for Changes in Common Stock and Certain Other Events), the maximum number of shares of Common Stock with respect to which Awards may be granted or paid to any Participant under the Plan shall be 1,000,000 per calendar year; the full number of authorized shares per individual shall be available for Options, SARs, or any other type of Award, provided that the aggregate number of shares under all Awards granted to the Participant during the year does not exceed the limit. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR shall be treated as a single Award. The per‑Participant limit described in this paragraph (1) shall be construed and applied consistently with the Performance-Based Compensation exemption under Section 162(m) of the Code.
(2) No Award-Specific Limits. All of the authorized shares of Common Stock described in paragraph (a)(1), above (Authorized Number of Shares), shall be available for any type of Award permitted by the Plan.

6. Stock Options
(a) General. The Board may grant Options and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.
(b) Incentive Stock Options. All of the shares of Common Stock available under Section 5 shall be available for Incentive Stock Options. An Incentive Stock Option may be granted only to an employee of Avid Technology, Inc., any of Avid Technology, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.
(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable Award Agreement; provided, however, that the exercise price for a share shall not be less than 100% of the Fair Market Value of such share on the date of grant. Should the Board approve the grant of an Option with an exercise price to be determined on a future date, the exercise price shall not be less than 100% of the Fair Market Value on such future date. For an Incentive Stock Option granted to an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of Avid Technology, Inc. or a related corporation, the exercise price per share shall be no less than 110% of the Fair Market Value of the share on the grant date.
(d) Limitation on Repricing and Buyout. Unless such action is approved by the Company’s stockholders, (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 11 (Adjustments for Changes in Common Stock and Certain Other Events)); (2) the Board shall not cancel any outstanding Option and grant in substitution therefor a new Award covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the canceled option; and (3) without limiting the Board’s authority under Section 11, the Board shall not authorize the purchase or buyout any outstanding Option where the exercise price of such Option is lower than the then-current Fair Market Value of Common Stock.
(e) No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.
(f) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option shall be granted for a term in excess of ten years (or, for an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of Avid Technology, Inc. or a related corporation, five years).
(g) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in subsection (h), below (Payment Upon Exercise), for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option shall be delivered by the Company following exercise as soon as practicable.
(h) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1) In cash or by check, payable to the order of the Company;
(2) Through net share settlement or a similar procedure involving the withholding of shares subject to the Option with a value equal to the exercise price;
(3) By delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value; provided that (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by payment of such other lawful consideration as the Board may determine; or
(5) by any combination of the above permitted forms of payment.
(i) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 6 or in Section 3 (Eligibility).
7. Director Awards
(a) Initial Grant. Upon the commencement of service on the Board by any individual who is an Outside Director, the Company shall grant to such person (1) a Nonstatutory Stock Option, (2) a Restricted Stock Award or (3) a combination of a Nonstatutory Stock Option and a Restricted Stock Award. The number of shares underlying, and the form of, each Award under this subsection (a) shall be determined by the Board in its discretion; provided that the Expected Value of the aggregate Awards granted to an Outside Director under this subsection (a) shall not exceed a dollar amount determined by the Company’s compensation consultant based on a review of compensation paid by peer companies, which dollar amount shall not exceed $230,000 as of the date of grant.
(b) Make-up Grants for 2013. As soon as practicable after the effective date of the Plan, the Company shall grant to each Outside Director who was an Outside Director on December 31, 2013, an Award that entitles such member to receive 7,500 shares of Common Stock. Such Award shall be immediately vested and shall not count against the Expected Value limitation for annual grants under subsection (c), below (Annual Grant).
(c) Annual Grant. For each calendar year after 2013, on a date determined by the Board, the Company shall grant to each Outside Director who has served as a director of the Company for at least six months prior to the date of grant (i) a Nonstatutory Stock Option, (ii) a Restricted Stock Award or (iii) a combination of a Nonstatutory Stock Option and a Restricted Stock Award. The number of shares underlying, and the form of, each Award under this subsection (c) shall be determined by the Board in its discretion; provided that the Expected Value of the aggregate Awards granted to an Outside Director under this subsection (c) for a year shall not exceed a dollar amount determined by the Company’s compensation consultant based on a review of compensation paid by peer companies, which dollar amount shall not exceed $230,000 as of the date of grant.
(d) Terms of Director Options. Options granted under this Section 7 shall:
(1) Have an exercise price per share no less than the 100% of the Fair Market Value of a share on the date of grant;
(2) Except as set forth in subsection (e), below (Special Vesting Rules), and Section 11(b) (Reorganization Events), vest in full on the first anniversary of the date of grant; provided that (i) the individual is serving on the Board on such date, (ii) no additional vesting shall take place after the Participant ceases to serve as a director and (iii) the Board may provide for accelerated vesting to the extent permitted by paragraph (e)(3), below;
(3) Expire no later than the earlier of (i) ten years after the date of grant or (ii) twelve months following cessation of service on the Board; and
(4) Contain such other terms and conditions as the Board shall determine.
(e) Special Vesting Rules.
(1) The Board may, in its discretion, either at the time an Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or accelerate vesting or remove or modify any part or all of the restrictions applicable to an Award; provided that the Board may exercise such rights only in extraordinary circumstances as described in Section which shall include (A) death or disability of the Participant, (B) attainment of mandatory retirement age or retirement following at least seven years of service, (C) a merger, consolidation, sale, reorganization, recapitalization, or Change in Control or (D) any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(2) Special Vesting Schedule for Grants in 2014. All Awards granted to Outside Directors during 2014 pursuant to the annual grant provisions of subsection (c), above (Annual Grant), shall vest on the earlier of the date of the Company’s annual shareholder meeting for 2015 or May 31, 2015; and all Awards granted pursuant to subsection (b), above (Make-up Grants for 2013), shall be immediately vested on the date of grant.
(f) Limitations on Awards to Outside Directors. Outside Directors shall not be granted Awards under the Plan other than pursuant to, and subject to the limitations set forth in, this Section 7 of the Plan.
8. Stock Appreciation Rights
(a) General. The Board may grant SARs and determine the number of shares of Common Stock to be covered by each SARs. SARs may be based solely on appreciation in the Fair Market Value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.
(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.
(1) Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR shall be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and shall be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a SAR granted with respect to less than the full number of shares covered by an Option shall not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option shall terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR shall be transferable only with the related Option.
(2) Independent SARs. A SAR not expressly granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.
(c) Exercise Price. The Board shall establish the exercise price of each SAR and specify such price in the applicable SAR agreement. The exercise price per share shall not be less than 100% of the Fair Market Value of a share on the date of grant; provided that if the Board approves the grant of a SAR with an exercise price to be determined on a future date, the exercise price shall not be less than 100% of the Fair Market Value on such future date.
(d) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR shall be granted for a term in excess of ten years.
(e) Exercise of SARs. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.
(f) Limitation on Repricing and Buyouts. The limitations on repricing and buyout of Options set forth in Section 6(d), above (Limitation on Repricing), shall also apply with respect to SARs.
(g) Dividends and Dividend Equivalents. No ordinary cash dividends or Dividend Equivalents shall be paid or credited to any Participant with respect to any Stock Appreciation Right.
9. Restricted Stock; Restricted Stock Units
(a) General. The Board may grant Restricted Stock Awards.
(b) Limitations on Vesting.
(1) Except as provided in paragraph (2), below, and Section 11(b) (Reorganization Events), Restricted Stock Awards that vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant. This paragraph (1) shall not apply to Performance Awards.

(2) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award; provided that the Board’s authority with respect to Awards that are intended to qualify as Performance-Based Compensation under Section 162(m) of the Code shall be limited by the requirements of Section 162(m) and the Board may exercise such waiver, removal, and modification rights only in extraordinary circumstances which shall include (A) Termination of Status described in Section 12(d), (B) estate planning needs of the Participant, (C) a merger, consolidation, sale, reorganization, recapitalization, or Change in Control, or (D) any other nonrecurring significant event affecting the Company, a Participant or the Plan.
(c) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.
(d) Additional Provisions Relating to Restricted Stock.
(1)     Stock Certificates. The Company may require that any stock certificates issued in respect of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.
(2) Dividends. Participants holding shares of Restricted Stock shall be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, all dividends or distributions with respect to Restricted Stock shall be subject to the same restrictions on transfer and risk of forfeiture as the shares of Restricted Stock with respect to which they were paid.
(e) Additional Provisions Relating to Restricted Stock Units.
(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award Agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.
(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.
(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with Dividend Equivalents. Dividend Equivalents may be settled in cash and/or shares of Common Stock and, unless otherwise provided by the Board, shall be subject to the same restrictions on transfer and risk of forfeiture as the Restricted Stock Units with respect to which paid, subject in each case to the applicable Award Agreement.
10. Other Stock-Based Awards
(a) General. Other Stock-Based Awards may be granted hereunder to Participants. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.
(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Awards, including any purchase price applicable thereto.

(c) Vesting. Other Stock-Based Awards shall be subject to the vesting conditions, if any, set forth in the Award Agreement. Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time an Other Stock-Based Award is made or at any time thereafter, remove or modify any part or all of the restrictions applicable to the Other Stock-Based Award; provided that the Board’s authority is subject to the limitations described in Section 9(b) (conditions for removing restrictions on Restricted Stock Awards).
11. Adjustments for Changes in Common Stock and Certain Other Events
(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (1) the number and class of securities available under this Plan, (2) the share counting rules set forth in Section 5(a)(2) (Share Counting) and per-participant limit in Section 5(b)(1) (Section 162(m) Per-Participant Limit), (3) each Award limit under Section 7 (Director Awards), (4) the number and class of securities and exercise price per share of each outstanding Option, (5) the share- and per-share provisions and the exercise price of each SAR, (6) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, (7) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, and (8) performance measures tied to the value of shares, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b) Reorganization Events.
(1) Definition. A “Reorganization Event” shall mean: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (iii) any liquidation or dissolution of the Company.
(2) Consequences of a Reorganization Event on Awards Other than Awards of Restricted Stock. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Awards of Restricted Stock on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards shall terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice; (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event; (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards; (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings); and (vi) any combination of the foregoing. In taking any of the actions permitted under this subsection (b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
For purposes of clause (i) above, an Option or SAR shall be considered assumed if, following consummation of the Reorganization Event, the Option or SAR confers the right to purchase, for each share of Common Stock subject to the Option or SAR immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options or SARs to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
(3) Consequences of a Reorganization Event on Awards of Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Award of Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Award of Restricted Stock. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Award of Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Awards of Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
(4) Certain Events Not a Reorganization Event. Notwithstanding anything to the contrary in this Section 11(b), in no event shall a Reorganization Event be deemed to occur in connection with (a) a merger or reorganization of the Company where the sole purpose of such merger or reorganization is to reincorporate the Company in a different state, or (b) any public offering of stock, the primary purpose of which is to raise additional capital, unless such event in (a) or (b) above occurs in connection with an event, transaction, or series of transactions that also results in a Change in Control.
12. General Provisions Applicable to Awards
(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that (i) the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act, and (ii) the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
(b) Documentation. Each Award shall be evidenced in an Award Agreement in such form (written, electronic or otherwise) as the Board shall approve.
(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
(d) Termination of Status. Subject to any other limitations applicable to Awards contained herein, the Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence, or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
(e) Withholding. Each Participant must satisfy all applicable federal, state, and local or other income and employment withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the time of payment of the exercise price. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation; provided, however, that except as otherwise provided by the Board, such withholding may not exceed the Company’s minimum statutory withholding obligations (based on applicable minimum statutory withholding rates for federal and state tax purposes, including payroll taxes). Shares surrendered to satisfy tax withholding requirements shall not be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(f) Amendment of Award. Subject to the Plan’s restrictions against repricing Options and SARs, the minimum requirements for vesting of Awards, and the requirements under Section 162(m) of the Code for Performance-Based Compensation, the Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall not be required unless the change is not permitted by Section 11 hereof and the Board determines that the action, taking into account any related action, would materially and adversely affect the Participant’s rights under the Plan.
(g) Conditions on Delivery of Stock. The Company shall not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (1) all conditions of the Award have been met or removed to the satisfaction of the Company, (2) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including the registration provisions described in subsection (h), below (Registration of Shares), compliance with all other applicable securities laws and all applicable stock exchange and stock market rules and regulations, and (3) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(h) Registration of Shares. It is the Company’s present intention to register, to the extent required or advisable, any shares of Common Stock issued pursuant to Awards granted under the Plan under the Securities Act. The Company shall not be obligated to sell or deliver any shares of Common Stock in connection with the granting, vesting, or exercise of any Award unless and until either:
(i) (A) Such shares have been registered under the Securities Act, (B) no stop order suspending the effectiveness of such registration statement has been issued and no proceedings therefor have been instituted or threatened under the Securities Act, and (C) there is available at the time of such grant, vesting event, or exercise (as applicable) a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act; or
(ii) The Company has determined, based on the advice of its counsel, that it is not necessary or advisable to register such shares under the Securities Act.
In addition, the making of any Award or determination, the delivery or recording of a stock transfer, and payment of any amount due to a Participant may be postponed for such period as the Company may require, in the exercise of reasonable diligence, to comply with the requirements of any applicable law.
(i) Acceleration. Except as otherwise provided in Sections 7(d) and (e) (Terms of Director Options, and Limitations on Restricted Stock Vesting), and Sections 9(b) and 10(c) (Limitations on Vesting for Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
(j) Performance Awards.
(1) Grants. The Company may grant Performance Awards pursuant to this subsection (j), subject to the limits in Section 5(b) on shares covered by such grants. The amount payable to a Participant in any calendar year pursuant to Performance Awards settled in cash shall not exceed $7 million.
(2) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as Performance-Based Compensation under Section 162(m) of the Code shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors who are eligible to serve on a committee making Awards that qualify as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee.
(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: earnings (which may include earnings before interest, taxes, depreciation, and/or amortization, earnings before or after discontinued operations, and net earnings (before or after taxes), and may be determined in accordance with GAAP or adjusted to exclude any or all non-GAAP items); earnings per share (on a GAAP or non-GAAP basis); operating profit before or after discontinued operations and/or taxes; operating expenses or operating expenses as a percentage of revenue; revenues (on an absolute basis or adjusted for currency effects); revenue growth; organic revenue growth; net revenue growth; earnings growth; cash flow (including operating cash flow, free cash flow, cash flow return on equity, cash flow per share, and cash flow return on investment) or cash position; operating margins; gross margins; stock price; return on equity or average stockholders’ equity; total stockholder return; growth in stockholder value relative to the moving average of the S&P 500 Index or another index; return on capital; return on assets or net assets; return on investment; return on sales; return on revenue; market share; improvement of financial ratings; achievement of balance sheet or income statement objectives or total shareholder return (all of the foregoing measures may be absolute in their terms or measured against or in relationship to other companies or benchmarks); contract awards or backlog; overhead or other expense targets; credit rating; customer indicators; new product invention or innovation; attainment of research and development milestones; improvements in productivity; productivity ratios; attainment of objective operating goals and employee metrics; operating profit after tax; net operating profit; economic profit; economic value added; sales; sales productivity; sales growth; net income; adjusted net income; operating income; operating income growth; operating unit contribution; achievement of annual operating profit plans; debt level; net worth; strategic business criteria consisting of one or more objectives based on meeting specified market penetration or market share; geographic business expansion; objective goals relating to divestitures, joint ventures, mergers, acquisitions, and similar transactions; implementation or completion of specified projects or processes strategic or critical to the Company’s business operations; individual business objectives; objective measures of brand recognition/acceptance; performance achievements on designated projects or objectives; objective measures of regulatory compliance; successful completion of internal or external audits; successful integration of business units; successful hiring, retention of talent, or other succession planning; objective measures of employee engagement and satisfaction; operating efficiency; working capital targets; market capitalization; and profitability.
The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, and (v) charges for restructuring and rationalization programs.
The performance measures for Awards (I) may vary by Participant and may be different for different Awards; (II) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (III) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code. Awards that are not intended to qualify as Performance-Based Compensation may be based on the performance measures set forth in this paragraph (3) or such other performance measures as the Board may determine.
(4) Certification and Adjustments. No Award that is intended to qualify as Performance-Based Compensation shall be paid until the Committee certifies in writing that the performance measures and other material terms have been certified. Notwithstanding any other provision of the Plan, with respect to any Performance Award, the Board may adjust downward the cash or number of Shares payable pursuant to such Award; the Board may not, however, adjust upward the cash or number of Shares payable pursuant to a Performance-Based Compensation Award. For Performance-Based Compensation, the requirement to achieve the applicable performance measures shall not be waived except in the case of the death or disability of the Participant or a Change in Control.
(5) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that, where intended, such Awards satisfy all requirements for Performance-Based Compensation.
13. Miscellaneous
(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of ten years from the Effective Date, but Awards granted before such expiration may extend beyond that date. No Incentive Stock Option shall be granted under the Plan after the 10th anniversary of the date on which the Plan was adopted. No awards shall be granted under the 2005 Stock Incentive Plan or any predecessor thereto after the Effective Date.
(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (1) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (2) if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of NASDAQ “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 11 (Adjustments for Changes in Common Stock and Certain Other Events)), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this subsection (d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.
(e) Provisions for Foreign Participants. The Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters. The Board shall establish subplans by adopting supplements to the Plan containing (1) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (2) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f) Compliance with Code Section 409A. The Plan shall be interpreted consistent with the intent that all Awards be exempt from or comply with the requirements of Section 409A of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board expressly provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.
(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.
(h) Rules of Construction. Whenever used in the Plan, words in either the feminine or masculine gender shall be deemed to refer to both females and males; words in the singular shall be deemed to refer also to the plural; the word “include” shall mean “including but not limited to”; and references to a statute, statutory provision, or regulation shall refer to the provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to regulations and other agency guidance of general applicability issued thereunder

PROXY CARD

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AVID TECHNOLOGY, INC.
75 NETWORK DRIVE
BURLINGTON, MA 01803

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. ET, on May 8, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Avid Technology, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please allow sufficient time for mailing as only proxy cards received by us prior to the annual meeting will be deemed counted and valid.

VOTE IN PERSON
If you attend Avid Technology, Inc.'s 2017 Annual Meeting of Stockholders, you may vote in person. You will need to request a ballot at the annual meeting. If you are a beneficial owner, in order to vote in person at the annual meeting, you must obtain a legal proxy from the stockholder of record that authorizes you to do so.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Avid Technology, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E25283-P85301

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVID TECHNOLOGY, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. To elect all of the nominees listed below as Class III Directors to serve for three-year terms.

Nominees:

	For	Against	Abstain
1a. Elizabeth M. Daley	☐	☐	☐
1b. John P. Wallace	☐	☐	☐

	For	Against	Abstain
2. To ratify the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the current fiscal year.	☐	☐	☐
3. To approve an amendment to the Company's 2014 Stock Incentive Plan.	☐	☐	☐
4. To approve, by non-binding vote, executive compensation.	☐	☐	☐

The Board of Directors recommends you vote for one year on the following proposal:

	1 Year	2 Years	3 Years	Abstain
5. To approve an advisory vote on the frequency of future executive compensation advisory votes.	☐	☐	☐	☐

NOTE: If any other matters properly come before the meeting, the persons named by Avid as proxies herein will vote in their discretion.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. **Please date the proxy card.**

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E25284-P85301

AVID TECHNOLOGY, INC.
2017 Annual Meeting of Stockholders
May 9, 2017

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Jason A. Duva and Brian E. Agle, and each of them individually, with full power of substitution, as proxies to represent and vote all shares of stock that the undersigned would be entitled to vote, if personally present, at the 2017 Annual Meeting of Stockholders of Avid Technology, Inc. to be held at 75 Network Drive, Burlington, MA 01803, on Tuesday, May 9, 2017, at 8:00 a.m. ET, and at any adjournments or postponements of the annual meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR ONE YEAR ON PROPOSAL 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be marked, dated and signed on the reverse side.

V.1.1